UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
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National Instruments Corporation
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NATIONAL INSTRUMENTS CORPORATION
Notice of 2020 Annual Meeting of Stockholders
Date and Time:	Tuesday, May 5, 2020 9:00 AM, Central Daylight Time

Place:
All stockholders are cordially invited to attend the National Instruments Corporation (“NI”) 2020 Annual Meeting of Stockholders (“Annual Meeting”) via live webcast by visiting the following website: www.virtualshareholdermeeting.com/NATI2020. You will be able to participate in the Annual Meeting, vote your shares electronically and submit your questions during the live webcast by entering your 16-digit control number found on the voting form provided. Voting at www.proxyvote.com will ensure your representation at the Annual Meeting regardless of whether you participate in our live webcast.

Business:	1.	To elect each of Michael E. McGrath and Alexander M. Davern to the Board of Directors for a term of three years.
	2.	To approve the National Instruments Corporation 2020 Equity Incentive Plan.
	3.	To ratify the appointment of Ernst & Young LLP as National Instruments Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2020.
	4.	To consider and approve an advisory (non-binding) proposal concerning our executive compensation program.
	5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Record Date:	Only stockholders of record at the close of business on March 6, 2020, are entitled to receive notice of and to vote at the Annual Meeting.

Voting By Proxy:
Whether or not you plan to attend the Annual Meeting via live webcast, we hope that you will vote as soon as possible. You may vote on the Internet or by telephone by following the instructions provided in the Notice of Internet Availability of Proxy Materials you received in the mail. If you received a paper copy of a proxy card by mail in response to your request for a hard copy of the proxy materials for the Annual Meeting, you may also vote by completing, signing and dating your proxy card and mailing it in the postage-prepaid envelope enclosed for that purpose by following the instructions on the proxy card. Voting over the Internet, by telephone or by written proxy will ensure your representation at the Annual Meeting. For more details on how to vote your shares, please review the instructions on the Notice of Internet Availability of Proxy Materials or the proxy card you received in the mail. Stockholders attending the Annual Meeting may vote at the Annual Meeting even if they have submitted a proxy. Attendance at the Annual Meeting will not cause your previously submitted proxy to be revoked unless you vote in person at the Annual Meeting. If your shares are held in the name of a broker, trustee, bank or other nominee, please coordinate with your broker, trustee, bank or other nominee to determine the method of voting your shares.

Sincerely,
/s/ R. Eddie Dixon, Jr.
Vice President, General Counsel and Secretary
March 24, 2020

PROXY STATEMENT

NATIONAL INSTRUMENTS CORPORATION
PROXY STATEMENT
INFORMATION CONCERNING SOLICITATION AND VOTING
General
The Board of Directors (the “Board”) of National Instruments Corporation, a Delaware corporation (“NI”), has made proxy materials available to you on the Internet or, upon your request, has delivered printed versions of proxy materials to you by mail, in connection with the Board’s solicitation of proxies for use at NI’s 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 5, 2020, at 9:00 AM, Central Daylight Time, or at any adjournments or postponements thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. Due to the public health impact of the coronavirus (COVID-19) and to support the well-being of our employees and stockholders, please note that the Annual Meeting will be held via live webcast at www.virtualshareholdermeeting.com/NATI2020.
Under rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), NI is furnishing proxy materials to NI’s stockholders on the Internet, rather than mailing printed copies of those materials to each stockholder. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review the proxy materials on the Internet. If you received a notice of internet availability of proxy materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. We anticipate that the Notice of Internet Availability of Proxy Materials will be mailed to stockholders on or about March 24, 2020.
NI's corporate offices are located at 11500 North Mopac Expressway, Austin, Texas 78759. NI’s general corporate telephone number is (512) 683-0100.
Householding of Annual Meeting Materials
Some brokers and other nominee record holders may be participating in the practice of “householding” Notices of Internet Availability of Proxy Materials, proxy statements and annual reports. This means that, unless NI has received instructions to the contrary, only one copy of the Notice of Internet Availability of Proxy Materials may have been sent to multiple stockholders living in the same household. We will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials and, as applicable, any additional proxy materials to any stockholder who contacts our investor relations department at 11500 North Mopac Expressway, Austin, Texas 78759-3504, (512) 683-5215, requesting such copies. If stockholders living in the same household are receiving multiple copies of the Notice of Internet Availability of Proxy Materials or the printed versions of such other proxy materials and would like to receive a single copy of these documents in the future, the stockholders should contact their broker, other nominee record holder, or our investor relations department to request mailing of a single copy of any of these documents.
Record Date; Outstanding Shares
Stockholders of record at the close of business on March 6, 2020 (the “Record Date”) are entitled to receive notice of and vote at the Annual Meeting. On the Record Date, 130,758,784 shares of NI’s common stock, $0.01 par value, were issued and outstanding.
Voting and Solicitation
Every stockholder of record on the Record Date is entitled, for each share held, to one vote on each proposal that comes before the Annual Meeting. In the election of directors in Proposal One, each stockholder will be entitled to vote for two nominees and the two nominees with the greatest number of votes will be elected. However, pursuant to the terms of our Corporate Governance Guidelines, any nominee for director in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall promptly tender his or her resignation following certification of the stockholder vote. See “Proposal One: Election of Directors—Vote Required; Recommendation of the Board of Directors” for additional information on these guidelines.
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The affirmative vote of a majority of the shares of NI common stock that are present, in person (electronically) or by proxy, and entitled to vote, will be required to approve Proposals Two, Three and Four.
Whether you hold shares directly as the stockholder of record or beneficially in street name, you may vote on the Internet, by telephone or, if you received a paper copy of the proxy materials, by completing, signing and mailing the proxy card enclosed therewith in the postage-prepaid envelope provided for that purpose. Voting over the Internet, by telephone or by written proxy will ensure your representation at the Annual Meeting, if you do not attend and vote via live webcast. For specific instructions on how to vote your shares, please review the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail or the proxy card if you received a paper copy of the proxy materials.
The cost of this solicitation will be borne by NI. NI may reimburse expenses incurred by brokerage firms and other persons representing beneficial owners of shares in forwarding solicitation materials to beneficial owners. Proxies may be solicited by certain of NI’s directors, officers and other employees, without additional compensation, personally, by telephone or by email.
Treatment of Abstentions and Broker Non-Votes
Abstentions
Abstentions will be counted for purposes of determining (i) the presence or absence of a quorum for the transaction of business and (ii) for purposes of determining the number of outstanding shares entitled to vote and voted, in person or by proxy. Thus, abstentions will have the same effect as a vote against Proposals Two, Three and Four. There is no voting option to abstain with respect to Proposal One.
Broker Non-Votes
A broker will vote your shares only if the proposal is a matter on which your broker has discretion to vote (such as the ratification of our independent registered public accounting firm in Proposal Three), or if you provide instructions on how to vote by following the instructions provided to you by your broker.
So long as a broker has discretion to vote on at least one item presented at the meeting, broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. On other proposals for which the broker has expressly not voted, broker non-votes will not be counted: (i) for purposes of determining the number of outstanding shares entitled to vote, that are present, in person or by proxy, with respect to proposals Two and Four, and (ii) as votes cast with respect to Proposal One. Accordingly, broker nonvotes will have no effect on the outcome of the voting on Proposals One, Two, and Four. There should be no broker non-votes with respect to Proposal Three.
Tabulation and Reporting of Voting Results
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be tallied by the inspector of election after the taking of the vote at the Annual Meeting. NI will publish the final voting results in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.
Revocability of Proxies
Proxies given pursuant to this solicitation may be revoked at any time before they have been used. You may change or revoke your proxy by entering a new vote by Internet or by telephone or by delivering a written notice of revocation to the Secretary of NI or by completing a new proxy card bearing a later date (which automatically revokes the earlier proxy instructions). Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you vote in person at the Annual Meeting.
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DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS
Stockholders of NI may submit proper proposals for inclusion in NI’s Proxy Statement and for consideration at the annual meeting of stockholders to be held in 2021 by submitting their proposals in writing to the Secretary of NI in a timely manner. In order to be considered for inclusion in NI’s proxy materials for the annual meeting of stockholders to be held in 2021, stockholder proposals must be received by the Secretary of NI no later than November 24, 2020, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Under NI’s amended bylaws (the “Bylaws”), a stockholder (or a group of not more than 20 stockholders) that has held at least 3% of NI’s outstanding common stock continuously for at least three years, may nominate and include in our proxy materials for our 2021 annual meeting, director nominees constituting up to the greater of 20% of the number of persons serving on the Board or two directors, provided that such nominees do not exceed half of the directors to be elected at an annual meeting and that the requirements set forth in the Bylaws are satisfied. To utilize such “proxy access” nomination process, among other things, the electing stockholder(s) and proposed nominee(s) must comply with the detailed requirements set forth in the Bylaws, including the provision of the proposing stockholder information, various other required information, representations, undertakings, agreements and other requirements as set forth in the Bylaws and as required by law. One such requirement is that the nomination(s) must be received in a timely manner between 120 days and 150 days prior to the anniversary of the date our proxy statement was first sent to stockholders in connection with the last annual meeting, which for our proxy materials for the 2021 annual meeting would be no earlier than October 25, 2020 and no later than November 24, 2020.
The Bylaws establish an advance notice procedure with regard to business to be brought before an annual meeting, including stockholder proposals not included in NI’s Proxy Statement. Except as provided above, for director nominations or other business to be properly brought before NI’s 2021 annual meeting by a stockholder, such stockholder must deliver written notice to the Secretary of NI at NI’s principal executive office no later than January 23, 2021 and no earlier than December 24, 2020. If the date of NI’s 2021 annual meeting is advanced or delayed by more than 30 calendar days from the first anniversary date of the 2020 Annual Meeting, a stockholder’s notice of a proposal will be timely if it is received by NI by the close of business on the later of (i) the 90th day prior to the 2021 annual meeting and (ii) the 10th day following the day NI first publicly announces the date of the 2021 annual meeting.
The proxy grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting. If a stockholder fails to comply with the foregoing notice provisions, proxy holders will be allowed to use their discretionary voting authority on such matter should the stockholder proposal come before the 2021 annual meeting.
The description of certain provisions of the Bylaws above is intended as a summary and is qualified in its entirety by reference to the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. A copy of the full text of the Bylaw provisions governing the notice requirements set forth above may be obtained by writing to the Secretary of NI. All notices of proposals and director nominations by stockholders should be sent to National Instruments Corporation, 11500 North Mopac Expressway, Building C, Austin, Texas 78759, Attention: Corporate Secretary.
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PROPOSAL ONE: ELECTION OF DIRECTORS
General
NI’s Board of Directors is divided into three classes, with the term of the office of one class expiring each year. The authorized number of directors which constitutes the entire Board of Directors is currently ten, with three directors in Class I, three directors in Class II, and four directors in Class III.
The terms of office of Class II directors Mr. Michael E. McGrath, Mr. Alexander M. Davern, and Mr. Jeffrey L. Kodosky will expire at the 2020 annual meeting. On January 29, 2020, Mr. Kodosky informed the Board that he would not stand for re-election as a Class II director at the Annual Meeting. There was no disagreement or dispute between Mr. Kodosky and NI that led to his decision not to stand for re-election. Mr. Kodosky continues to hold the position within NI of Business and Technology Fellow and provides NI with direction and development for LabVIEW and other software technologies.
NI’s Board of Directors has nominated Mr. Michael E. McGrath and Mr. Alexander M. Davern for election at the Annual Meeting as Class II directors to serve for a term of three years. The terms of office of Class III directors Ms. Gayla J. Delly, Dr. Gerhard P. Fettweis, Ms. Duy-Loan T. Le, and Mr. Charles J. Roesslein will expire at the 2021 annual meeting. The terms of office of Class I directors Mr. James E. Cashman, III, Mr. Liam K. Griffin, and Mr. Eric H. Starkloff will expire at the 2022 annual meeting.
Under the listing requirements of the Nasdaq Stock Market (“Nasdaq”), a majority of the Board of Directors must be comprised of independent directors. The Board of Directors has determined that each of Mr. Cashman, Ms. Delly, Dr. Fettweis, Mr. Griffin, Ms. Le, Mr. McGrath, and Mr. Roesslein is independent under applicable Nasdaq listing standards and Rule 10A-3 of the Securities Exchange Act of 1934.
Vote Required; Recommendation of the Board of Directors
Directors shall be elected by a plurality of the votes. Each stockholder will be entitled to vote for two nominees and the two nominees receiving the greatest number of affirmative votes of the shares present in person or represented by proxy at the Annual Meeting, and entitled to vote in the election of directors, shall be elected to the Board of Directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum. Cumulative voting is not permitted by NI’s Certificate of Incorporation.
Under NI’s Corporate Governance Guidelines, any nominee for director in an uncontested election (i.e., an election where the only nominees are those recommended by the Board) who receives a greater number of votes “withheld” from his or her election than votes “for” such election, shall promptly tender his or her resignation following certification of the stockholder vote. In such event, the Nomination and Governance Committee will promptly consider the tendered resignation and will recommend to the Board whether to accept the tendered resignation or to take some other action, such as rejecting the tendered resignation and addressing the apparent underlying causes of the “withheld” votes. In making this recommendation, the Nomination and Governance Committee will consider all factors deemed relevant by its members including, without limitation, the underlying reasons why stockholders “withheld” votes for election from such director (if ascertainable), the length of service and qualifications of the director whose resignation has been tendered, the director’s contributions to NI, whether by accepting such resignation NI will no longer be in compliance with any applicable law, rule, regulation or governing document, and whether or not accepting the resignation is in the best interests of NI and its stockholders.
The Board will promptly act on the Nomination and Governance Committee’s recommendation no later than 90 days following its receipt of such recommendation. In considering the Nomination and Governance Committee’s recommendation, the Board will consider the factors considered by the Nomination and Governance Committee and such additional information and factors the Board believes to be relevant.
Unless otherwise instructed, the proxy holders will vote the proxies received by them for NI’s nominees named below. If any nominee of NI is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.
The Board of Directors unanimously recommends a vote “FOR” the nominees listed below.
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Nominees for Election at the Annual Meeting
The Nomination and Governance Committee, consisting solely of independent directors as determined under applicable Nasdaq listing standards, recommended the two individuals set forth in the table below for nomination by our full Board of Directors. Based on such recommendation, our Board of Directors nominated such directors for election at the Annual Meeting. The Board of Directors has determined that Mr. Michael E. McGrath is independent under applicable Nasdaq listing standards and Rule 10A-3 of the Securities Exchange Act of 1934. The following sets forth information concerning the nominees for election as directors at the Annual Meeting, including information as to each nominee’s age as of the Record Date, current principal occupation and business experience.
Michael E. McGrath, 70 - Director since May 2014; Former Chief Executive Officer of i2 Technologies and Pittiglio Rabin Todd & McGrath, Business Strategy Consultant.

Business Experience: Mr. McGrath is an experienced executive, director, entrepreneur and author. His areas of expertise include strategy, product development, decision-making techniques, supply chain, and autonomous vehicles. He served as a director of i2 Technologies, a supply chain management and software services company, from September 2004 to May 2008, and as its CEO and President from February 2005 to July 2007. He served on the board of directors of Entrust, Inc., from February 2007, and as Chairman of the Board starting in November 2008, until the company was sold in July 2009. He served as executive chairman of the board of The Thomas Group from February 2008 to March 2012, and as acting CEO for a period of time. The Thomas Group filed for bankruptcy protection in March 2012. He also served on the board of Sensable Technologies from 2000 until 2009 and served on the board of Revolution Analytics from 2014 until 2015. He was a founder and the Chief Executive Officer of Pittiglio Rabin Todd & McGrath, a global management consulting firm, for 28 years, retiring from the firm in July 2004. Mr. McGrath is the author of Autonomous Vehicles: Opportunities, Strategies, and Disruptions; Product Strategy for High-Technology Companies; Business Decisions!; and other books. Mr. McGrath received his bachelor’s degree in Computer Science from Boston College, and his master’s degree in Business Administration from Harvard Business School.

The Board concluded that Mr. McGrath should serve as a director because he has an extensive background in product development strategy, strategic product marketing, and software services. Having served as CEO of i2 Technologies, a vendor of supply chain management software, he has knowledge of software systems, experience selling into corporate opportunities, and experience developing large accounts. In particular, he has experience with management functions including software marketing and sales force management activities, and software development. He is an experienced consultant and author with knowledge of cloud computing and smartmobile applications, which are relevant for NI’s business. Mr. McGrath serves as the Chair of the Board of Directors. He serves as a member of the Audit Committee and Chair of the Nomination and Governance Committee.

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Alexander M. Davern, 53 - Director since January 2017; Former Chief Executive Officer of NI.

Business Experience: Mr. Davern joined NI in February 1994 and served as Chief Executive Officer from January 2017 to February 2020. He previously served as President from January 2017 to October 2018. He served as Chief Operating Officer, Executive Vice President, Chief Financial Officer and Treasurer from October 2010 to December 2016. Mr. Davern also served as NI’s Chief Financial Officer, Senior Vice President, IT and Manufacturing Operations and Treasurer from December 2002 to October 2010; as Chief Financial Officer and Treasurer from December 1997 to December 2002; as Acting Chief Financial Officer and Treasurer from July 1997 to December 1997; and as Corporate Controller and International Controller. Prior to joining NI, Mr. Davern worked both in Europe and in the United States for the international accounting firm of Price Waterhouse, LLP. Mr. Davern received his bachelor’s degree in Commerce and a diploma in professional accounting from University College in Dublin, Ireland. Mr. Davern is a director of Cirrus Logic, Inc., a publicly traded company.

The Board concluded that Mr. Davern should serve as a director because of his former role as NI’s Chief Executive Officer and because he has held other executive officer positions with NI for over 19 years. In these roles, Mr. Davern has gained extensive knowledge of NI’s business, financial and operations matters, and the Board believes that Mr. Davern is well suited to help define and execute NI’s corporate strategy. Mr. Davern also serves as a director for Cirrus Logic, Inc., another publicly traded company, and has strong expertise in governance matters.

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INCUMBENT DIRECTORS WHOSE TERMS OF OFFICE
CONTINUE AFTER THE ANNUAL MEETING
The following sets forth information concerning the directors whose terms of office continue after the Annual Meeting, including information as to each director’s age as of the Record Date, current principal occupation and business experience.
James E. Cashman, III, 66 - Director since March 2019; Former Board Chairman of ANSYS, Inc; Former President and Chief Executive Officer of ANSYS, Inc.

Business Experience: Mr. Cashman was Chairman of the board of directors ANSYS Inc., an engineering simulation software company, from January 2017 through April 2019. Prior to becoming Chairman of ANSYS, Mr. Cashman was the Chief Executive Officer and a director of ANSYS from February 2000 through December 2016. Prior to his general management role with ANSYS, Mr. Cashman served as Senior Vice President of Operations of ANSYS from September 1997 to April 1999. He also served from 1995 to 1997, as Vice President of Marketing and International Operations at PAR Technology Corporation, a computer software and hardware company, and from 1992 to 1994, he was Vice President of Product Development and Marketing at Metaphase Technology, Inc., a product data management company, which was a joint venture of Structural Dynamics Research Corporation and Control Data Systems. From 1976 to 1992, he worked in various sales and technical positions at Structural Dynamics Research Corporation, a computer-aided design company. Mr. Cashman holds a bachelor’s degree in Mechanical Engineering and a master’s degree in Business Administration, both from the University of Cincinnati.

The Board concluded that Mr. Cashman should be nominated and serve as a director because he brings a wealth of experience in the areas of technical, financial, operations and sales management and has been key to the success of numerous computer-aided design, product data management, transaction processing, and computer-aided engineering companies. In each role, Mr. Cashman has focused on developing clarity-of-vision and giving appropriate guidance to provide strong leadership. He serves as a member of the Audit Committee and a member of the Compensation Committee.

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Gayla J. Delly, 60 - Director since March 2020; Former Chief Executive Officer of Benchmark Electronics, Inc.

Business Experience: Ms. Delly served as Chief Executive Officer of Benchmark Electronics Inc. (“Benchmark”), a company that provides contract manufacturing, design, engineering, test and distribution services to manufacturers of computers, medical devices, telecommunications equipment and industrial control and test instruments from January 2012 to September 2016 and served on the board of directors of Benchmark from 2011 to September 2016. At Benchmark, she previously served as President from 2006 to December 2011, Executive Vice President and Chief Financial Officer from 2001 to 2006, and as Corporate Controller and Treasurer from 1995 to 2001. Ms. Delly is a certified public accountant and was a senior audit manager at KPMG before joining Benchmark. Ms. Delly serves as an independent director of Broadcom Inc., a public company listed on the Nasdaq Global Select Market and is a member of its Audit Committee and Nominating and Corporate Governance Committee. Since January 2008, Ms. Delly has served as an independent director of Flowserve Corporation, a public company listed on the New York Stock Exchange, and serves as a member of its Organization and Compensation Committee and the Corporate Governance & Nominating Committee. Ms. Delly served as chair of Flowserve’s audit committee from 2015 to May 2019. Ms. Delly received her bachelor’s degree in Accounting from Samford University.

The Board concluded that Ms. Delly’s qualifications to serve on our Board include her leadership experience in senior executive and financial management positions, her international manufacturing experience, her education and experience as an accounting professional, as well as public company board and committee experience. The Board has not appointed Ms. Delly to serve on any committees of the Board at this time.

Gerhard P. Fettweis, PhD, 57 - Director since March 2016; Vodafone Chair Professor at the Technical University of Dresden.

Business Experience: Since September 1994, Dr. Fettweis has served as the Vodafone Chair Professor of Electrical Engineering at the Technical University of Dresden, where his research focuses on next generation wireless systems. In connection with that role, he has spun-out twelve startup companies from the university. From August 2015 to February 2016, he served as a visiting professor at the University of California at Berkeley and as a senior researcher at the International Computer Science Institute. Dr. Fettweis is a member of the German National Academy of Science and Engineering and a fellow of the Institute of Electrical and Electronics Engineers (“IEEE”). He has received numerous awards recognizing his contributions in the field of electrical engineering. Dr. Fettweis has authored or co-authored two books and is listed as an inventor on over thirty issued patents. Dr. Fettweis received his Dipl.-Ing. in Electrical Engineering in 1986 and his PhD in Electrical Engineering in 1990, each from Aachen University of Technology.

The Board concluded that Dr. Fettweis should serve as a director because of his strong technical background and extensive knowledge in electrical engineering, as well as his experience in science, technology and business. Additionally, he is very involved in the scientific community and has leadership and management experience through his role as the Vodafone Chair Professor at the Technical University of Dresden. He serves as a member of the Audit Committee and a member of the Compensation Committee.

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Liam K. Griffin, 53 - Director since March 2019; President, Chief Executive Officer and Director of Skyworks Solutions, Inc.

Business Experience: Mr. Griffin is President and Chief Executive Officer and a director of Skyworks Solutions, Inc. (“Skyworks”). Prior to his appointment as Chief Executive Officer and to the board of directors of Skyworks in May 2016, he had served as President of Skyworks since May 2014. Mr. Griffin also served in the following positions at Skyworks: from November 2012 to May 2014, as Executive Vice President and Corporate General Manager, from May 2011 to November 2012, as Executive Vice President, High Performance Analog, and from August 2001 to May 2011, as Senior Vice President of Sales and Marketing. He also served from 1995 to 2001 as Vice President of North American Sales and then Vice President of Worldwide Sales at Vectron International, a division of Dover Corporation. Prior to that, Mr. Griffin was a Marketing Manager at AT&T Microelectronics, Inc. and a Product and Process Engineer at AT&T Network Systems. Mr. Griffin holds a bachelor’s degree in Mechanical Engineering from the University of Massachusetts-Amherst and a master’s degree in Business Administration from Boston University. He is currently a director of Vicor Corporation, a publicly traded company.

The Board concluded that Mr. Griffin should serve as a director because of his breadth of leadership experience and in-depth understanding of the semiconductor industry and its competitive landscape gained through serving in several different executive positions at Skyworks over the past 15 years. His service as a director for Vicor Corporation gives Mr. Griffin added perspective as to the challenges confronting public technology companies. In considering the independence of Mr. Griffin, it was noted that Mr. Griffin is Chief Executive Officer, President and a director of Skyworks and that NI has a commercial relationship with Skyworks and received revenue of approximately $963,235 ($960,002 net of credits) from sales to Skyworks in the ordinary course of business for the year ended December 31, 2019. Given the relative size of the businesses of NI and Skyworks, it was determined that such relationship was not a “material interest” under applicable SEC and Nasdaq regulations. He serves as a member of the Compensation Committee and a member of the Nomination and Governance Committee.

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Duy-Loan T. Le, 57 - Director since September 2002; Former Senior Fellow of Texas Instruments, Inc.

Business Experience: Ms. Le retired in July 2017 from Texas Instruments Inc. (“TI”), one of the leading semiconductor companies in the world. Ms. Le was elected Senior Fellow in 2002 and is the only woman in TI’s history elected to this highest Fellow rank. She held various leadership positions at TI, including Advanced Technology Ramp Manager for the Embedded Processing Division and worldwide project manager for the Memory Division. While at TI, Ms. Le led all aspects of execution for advanced technology nodes, including silica technology development, design, assembly and test, productization, qualification, release to market, high volume ramp, and quality and reliability assurance. She has experience opening international offices and developing engineering talent for the TI business. Ms. Le has been awarded 24 patents. She holds a bachelor’s degree in Electrical Engineering from the University of Texas at Austin and a master’s degree in Business Administration from the Bauer College of Business at the University of Houston. Ms. Le is currently a director of Ballard Power Systems, a publicly traded company; CREE, Inc., a publicly traded company; and Atomera, Inc., a publicly traded company.

The Board concluded that Ms. Le should serve as a director because she has extensive experience managing platform-based product development and is a results-oriented and highly accomplished technology executive with extensive experience in various aspects of semiconductor design and manufacture, including operations, research and development, product launch, customer interfacing, foundry partnership, and supply chain management while at TI. She also managed global R&D centers for TI, and these centers span multiple countries, disciplines, businesses, and organizations across TI. She has over 20 years of process manufacturing experience. These skills and knowledge are relevant for NI’s business. She serves as Chair of the Compensation Committee and a member of the Nomination and Governance Committee.

Charles J. Roesslein, 71 - Director since July 2000; Former Chief Executive Officer of Austin Tele-Services, LLC.

Business Experience: Mr. Roesslein was the co-founder and Chief Executive Officer of Austin Tele-Services, LLC, which is in the secondary market for telecom and IT assets, from 2004 until 2016, when his interests were sold. During 2000, Mr. Roesslein served as the Chairman of the Board of Directors and President of Prodigy Communications Corporation, an internet service provider. He served as President of SBC-CATV, a cable television service provider, from 1999 until 2000, and as President of SBC Technology Resources, the applied research division of SBC Communications Inc., from 1997 until 1999. Prior to 1997, Mr. Roesslein served in executive officer positions with SBC Communications, Inc. and Southwestern Bell. Mr. Roesslein holds a bachelor’s degree in Mechanical Engineering from the University of Missouri-Columbia and a master’s degree in Finance from the University of Missouri-Kansas City. Mr. Roesslein is currently a director of Atlantic Tele-Network, Inc., a publicly traded company, since May 2002.

The Board concluded that Mr. Roesslein should serve as a director because he brings a wealth of financial and executive experience to the Board including extensive experience in the development of large accounts while serving Southwestern Bell Corporation’s customers. He also has a strong financial background, having served as Vice President and Chief Financial Officer of Southwestern Bell Publications and as Vice President and Chief Financial Officer of Southwestern Bell Telephone Company. Mr. Roesslein has an extensive high level background in the telecom industry and in telecom technologies. He serves as the Chair of the Audit Committee and a member of the Compensation Committee.

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Eric H. Starkloff, 45 - Director since February 2020; President and Chief Executive Officer of NI.

Business Experience: Mr. Starkloff joined NI in July 1997 and has served as President and Chief Executive Officer since February 2020. Previously, Mr. Starkloff served as President and Chief Operating Officer since October 2018. He has also served as Executive Vice President, Global Sales and Marketing from February 2014 to October 2018; Senior Vice President of Marketing from April 2013 to January 2014; Vice President of Marketing from November 2010 to March 2013; and Vice President of Product Marketing from October 2008 to October 2010. During his tenure at NI, Mr. Starkloff has also held the positions of Director of Product Marketing; Product Marketing Manager; and Applications Engineer. Mr. Starkloff received his bachelor’s degree in Electrical Engineering from the University of Virginia.

The Board concluded that Mr. Starkloff should serve as a director because he is NI’s Chief Executive Officer and has held other positions with NI for over 23 years. In these roles, Mr. Starkloff has gained extensive knowledge of NI’s business, financial and operations matters, and the Board believes that Mr. Starkloff is well suited to help define and execute NI’s corporate strategy.

There is no family relationship between any director, director nominee or executive officer of NI.
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SECURITY OWNERSHIP
The following table sets forth the beneficial ownership of NI’s common stock as of the Record Date (i) by all persons known to NI, based on statements filed by such persons pursuant to Section 13(d) or 13(g) of the Exchange Act, to be the beneficial owners of more than 5% of NI’s common stock, (ii) by each of the named executive officers set forth in the Summary Compensation Table under “Executive Compensation,” (iii) by each director and director nominee, and (iv) by all current directors and executive officers as a group:
Name of Person or Entity	Number of Shares (1)	Approximate Percentage Owned (2)
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, Maryland 21202	17,704,097(3)	13.54%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	13,786,517(4)	10.54%
The Vanguard Group 100 Vanguard Blvd. Malvern, Pennsylvania 19355	11,970,552(5)	9.15%
Janus Henderson Group PLC 201 Bishopsgate United Kingdom EC2M 3AE	9,711,469(6)	7.43%
Jeffrey L. Kodosky	1,680,905(7)	1.29%
Alexander M. Davern	315,017(8)	*%
Eric H. Starkloff	87,876(9)	*%
Karen M. Rapp	28,728(10)	*%
Scott A. Rust	30,917(11)	*%
John C. Roiko	22,909(12)	*%
Charles J. Roesslein	108,714(13)	*%
Duy-Loan T. Le	106,485(14)	*%
Michael E. McGrath	29,802(15)	*%
Gerhard P. Fettweis	17,684(16)	*%
James E. Cashman, III	4,932(17)	*%
Liam K. Griffin	4,932(18)	*%
Gayla J. Delly	—	—
All executive officers and directors as a group (14 persons)	2,447,731(19)	1.87%
*	Represents less than 1% of the outstanding shares of our common stock.
(1)
Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

(2)
For each individual and group included in the table, percentage owned is calculated by dividing the number of shares beneficially owned by such person or group as described above by the sum of the 130,758,784 shares of common stock outstanding on March 6, 2020, and the number of shares of common stock that such person or group had the right to acquire on or within 60 days of March 6, 2020, including time-based restricted stock units (“RSUs”).

(3)
The information as to beneficial ownership is based on a Schedule 13G/A filed with the SEC on February 14, 2020, reflecting beneficial ownership as of December 31, 2019. The Schedule 13G/A states that T. Rowe Price Associates, Inc. and/or its subsidiaries have sole voting power with respect to 5,797,889 shares of common stock and sole dispositive power with respect to 17,704,097 shares of common stock.

(4)
The information as to beneficial ownership is based on a Schedule 13G/A filed with the SEC on February 4, 2020, reflecting beneficial ownership as of December 31, 2019. The Schedule 13G/A states that BlackRock, Inc. and/or

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its subsidiaries have sole voting power with respect to 12,355,577 shares of common stock and sole dispositive power with respect to 13,786,517 shares of common stock.
(5)
The information as to beneficial ownership is based on a Schedule 13G/A filed with the SEC on February 12, 2020, reflecting beneficial ownership as of December 31, 2019. The Schedule 13G/A states that The Vanguard Group and/or its subsidiaries have sole voting power with respect to 65,938 shares of common stock, shared voting power with respect to 20,168 shares of common stock, sole dispositive power with respect to 11,901,650 shares of common stock and shared dispositive power with respect to 68,902 shares of common stock.

(6)
The information as to beneficial ownership is based on a Schedule 13G/A filed with the SEC on February 13, 2020, reflecting beneficial ownership as of December 31, 2019. The Schedule 13G/A states that Janus Henderson Group PLC and/or its subsidiaries have shared voting power with respect to 9,711,469 shares of common stock and shared dispositive power with respect to 9,711,469 shares of common stock.

(7)
Includes an aggregate of 816,600 shares held in two trusts for the benefit of Mr. Kodosky’s daughters for which Mr. Kodosky is the trustee; includes 74,529 shares held by a non-profit corporation of which Mr. Kodosky is president and his wife, Gail T. Kodosky, is secretary; includes 80,000 shares held by a charitable remainder trust for the benefit of Mr. Kodosky and his wife; includes 6,000 shares held in a charitable remainder trust for the benefit of Mr. Kodosky’s brother of which Mr. Kodosky is the sole trustee with investment power over the securities held therein; includes an aggregate of 55,620 shares held in three trusts for non-immediate family members of Mr. Kodosky of which Mr. Kodosky is the sole trustee with investment power over the securities held therein; and includes 323,373 shares owned by his wife. Mr. Kodosky disclaims beneficial ownership of the shares owned by his wife. Includes 1,054 shares subject to RSUs of Mr. Kodosky which vest within 60 days of March 6, 2020. Cumulatively, Jeffrey and Gail Kodosky control and/or beneficially own a total of 1,680,905 shares.

(8)
Includes 54,417 shares subject to RSUs which vest within 60 days of March 6, 2020, plus an additional 52,108 shares that may accelerate on or about May 5, 2020, pursuant to Mr. Davern's Transition Agreement (defined below).

(9)	Includes 50,977 shares subject to RSUs which vest within 60 days of March 6, 2020.
(10)	Includes 14,336 shares subject to RSUs which vest within 60 days of March 6, 2020.
(11)	Includes 17,304 shares subject to RSUs which vest within 60 days of March 6, 2020.
(12)	Includes 4,567 shares subject to RSUs which vest within 60 days of March 6, 2020.
(13)	Includes 6,139 shares subject to RSUs which vest within 60 days of March 6, 2020.
(14)	Includes 6,139 shares subject to RSUs which vest within 60 days of March 6, 2020.
(15)	Includes 6,139 shares subject to RSUs which vest within 60 days of March 6, 2020.
(16)	Includes 6,139 shares subject to RSUs which vest within 60 days of March 6, 2020.
(17)	Includes 4,932 shares subject to RSUs which vest within 60 days of March 6, 2020.
(18)	Includes 4,932 shares subject to RSUs which vest within 60 days of March 6, 2020.
(19)	Includes 244,086 shares subject to RSUs which vest within 60 days of March 6, 2020.
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CORPORATE GOVERNANCE
Responsiveness to Investors
In recent years we have actively solicited the perspectives of many of our stockholders to help identify focus areas and priorities for the coming year. For example, outreach efforts in the third quarter of 2019 included requesting calls with our top 20 institutional stockholders. The discussions that were held with those who accepted our invitation were directed primarily toward our recent Chief Executive Officer change, our focus on increasing Board diversity, and the elevation of our environmental and social focus and corporate social responsibility initiatives.
The constructive and candid feedback we receive during these meetings is important and helps us inform our priorities, assess our progress, and enhance our corporate governance practices and disclosures each year.
In our stockholder engagement calls that took place from November 2019 through January 2020 stockholders expressed:
•
positive feedback about our appointment of Mr. Starkloff as Chief Executive Officer, with our stockholders generally appreciating that Mr. Starkloff has been involved from the outset in the development of our core strategic vision, operating model, and plans toward achieving our goals;

•
appreciation of our continued focus on revenue growth, operating margin and employee retention, with our stockholders acknowledging a desire to see sustainable revenue growth going forward in addition to the success we have had in maintaining our operating margin throughout the economic cycle;

•	recognition of our achievement of our non-GAAP operating margin target through operational efficiency;
•	appreciation of our efforts to identify and attract diverse candidates to serve on our Board;
•	appreciation of our efforts to align on our corporate social responsibility activities, with the hiring of a Director of CSR and monetary funding of the program viewed as positive;
•	views as to what information about our environmental, social and corporate social responsibility efforts would be helpful to them; and
•	positive reaction to the overall reduction in the average age and tenure of the Board.
Our Board and our company value and consider the feedback we receive from our stockholders and have taken action to enhance our governance practices in response to those perspectives.
The following are some of the steps that we have taken, either on our own initiative or in response to feedback from our stockholders, that address issues our stockholders and members of the investment community in general have identified as important.

2020

- Appointed our second female director (first female director appointed in 2002)

2019

- Enhanced our Stock Ownership Policy to double the share value ownership requirement applicable to our CEO and non-employee directors
- Amended our Bylaws to provide for “proxy access”
- Added performance-based equity awards to our long-term incentive compensation program for Named Executive Officers

2018

- Appointed our first independent Board Chair
- Enhanced our stockholder engagement program
- Appointed our first lead independent director

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We continue to consider other actions we can take in response to our stockholder feedback and plan to continue to enhance our program to drive consistent engagement and to listen and learn from our stockholders while forming strong relationships in the process.
Board Meetings and Committees
The Board of Directors of NI held a total of seven meetings during 2019. The Board of Directors has a standing Audit Committee, Compensation Committee, and Nomination and Governance Committee.
During 2019, all directors attended 100% of the meetings of the Board of Directors and committees of the Board of Directors on which he or she served. NI encourages, but does not require, its board members to attend NI’s annual meeting of stockholders. In 2019, five of our directors attended NI’s annual stockholder meeting.
Board Leadership Structure
In September 2018, the Board appointed Mr. McGrath, an independent member of the Board, as Chair of the Board of Directors. In such role, Mr. McGrath is responsible for coordinating the activities of the Board, chairing all meetings of the Board, developing agendas for such meetings, building a productive relationship between the Board and the Chief Executive Officer (“CEO”), and assisting the Board in fulfilling its oversight responsibilities in NI’s strategy, risk oversight and succession planning. The Board believes its current leadership structure best serves the objectives of the Board’s oversight of management, the Board’s ability to carry out its roles and responsibilities on behalf of NI’s stockholders, and NI’s overall corporate governance. The Board also believes that the separation of the Chair and CEO roles allows the CEO to focus his time and energy on operating and managing NI, while leveraging the Chair’s experience and perspectives. The Board periodically reviews its leadership structure to determine whether it continues to best serve NI and its stockholders.
The NI Board oversees risk management in a number of ways. The Audit Committee oversees the management of financial and accounting related risks as an integral part of its duties. Similarly, the Compensation Committee considers risk management when setting the compensation policies and programs for NI’s executive officers and other employees. The full Board of Directors receives an annual report with respect to NI's enterprise risk management process. In addition, the full Board of Directors receives reports on various risk related items at each of its regular meetings including risks related to NI manufacturing operations, cybersecurity, trade compliance, intellectual property, taxes, products and employees. The Board also receives periodic reports on NI’s efforts to manage such risks through safety measures, insurance or self-insurance.
Communications to the Board of Directors
Stockholders may communicate with members of the Board of Directors by mail addressed to the Chair, any other individual member of the Board, to the full Board, or to a particular committee of the Board. In each case, such correspondence should be sent to the following address: 11500 North Mopac Expressway, Building C, Austin, Texas 78759, Attention: Corporate Secretary. Correspondence received that is addressed to the members of the Board of Directors will be reviewed by NI’s General Counsel or his designee, who will forward such correspondence to the appropriate members of the Board of Directors.
Audit Committee
The Audit Committee, which currently consists of directors Charles J. Roesslein (Chair), James E. Cashman, III, Gerhard P. Fettweis, and Michael E. McGrath, met five times during 2019. The Audit Committee appoints, compensates, retains and oversees the engagement of NI’s independent registered public accounting firm, reviews with such independent registered public accounting firm the plan, scope and results of their examination of NI’s consolidated financial statements and reviews the independence of such independent registered public accounting firm. The Audit Committee maintains free and open communication with NI’s independent registered public accounting firm and the internal audit department, overseeing the internal audit function and NI’s management team. The Audit Committee inquires about any significant risks or exposures and assesses the steps management has taken to minimize such risks to NI, including the adequacy of insurance coverage and the strategy for management of foreign currency risk. The Audit Committee also reviews NI’s compliance with matters relating to environmental, Equal Employment Opportunity Commission, export and SEC regulations. The Audit Committee has established procedures to promote and protect employee reporting of (i) suspected fraud or wrongdoing relating to accounting, auditing or financial reporting matters and (ii) complaints and concerns regarding a violation of the federal securities laws,
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including (A) receiving, retaining and addressing complaints received by NI relating to such matters, (B) enabling employees to submit on a confidential and anonymous basis any concerns regarding such matters; and (C) protecting reporting employees from retaliation. The Board of Directors believes that each member of the Audit Committee is an “independent director” as that term is defined by the Nasdaq listing standards and Rule 10A-3 of the Securities Exchange Act of 1934. The Board of Directors has determined that Mr. Roesslein is an “audit committee financial expert” within the meaning of SEC rules. The charter of the Audit Committee is available on NI’s website at http://www.ni.com/pdf/nati/us/audit_committee_charter.pdf.
Nomination and Governance Committee
The Nomination and Governance Committee, which currently consists of directors Michael E. McGrath (Chair), James E. Cashman, III, Liam K. Griffin, and Duy-Loan T. Le, each of whom was deemed to be an “independent director” as that term is defined by the Nasdaq listing standards, met four times during 2019. The Nomination and Governance Committee recommends to the Board of Directors the selection criteria for board members, compensation of outside directors, appointment of board committee members and committee chairpersons, and develops board governance principles. The Nomination and Governance Committee will consider nominees recommended by stockholders provided such recommendations are made in accordance with procedures described in this Proxy Statement under “Deadline for Receipt of Stockholder Proposals.” When considering a potential director candidate, the Nomination and Governance Committee looks for demonstrated character, judgment, relevant business, functional and industry experience, and a high degree of acumen. The Nomination and Governance Committee also considers issues of diversity, such as education, gender, professional experience and differences in viewpoints and skills. The Nomination and Governance Committee does not have a formal policy with respect to diversity; however, the Board of Directors and the Nomination and Governance Committee believe that it is important that the members of the Board of Directors represent diverse viewpoints. The Nomination and Governance Committee’s process for identifying and evaluating nominees typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates. There are no differences in the manner in which the Nomination and Governance Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder. The Nomination and Governance Committee engaged Trewstar Corporate Board Services (“Trewstar”), an executive search firm, to assist the committee in identifying and evaluating potential nominees. As part of its engagement, Trewstar identified Gayla J. Delly as a nominee for director. The charter of the Nomination and Governance Committee is available on NI’s website at http://www.ni.com/pdf/nati/us/n_and_g_charter_final.pdf.
Compensation Committee
The Compensation Committee, which currently consists of directors Duy-Loan T. Le (Chair), Gerhard P. Fettweis, Liam K. Griffin, and Charles J. Roesslein, each of whom was deemed to be an “independent director” as that term is defined by applicable SEC rules, Nasdaq listing standards and other requirements, met six times during 2019. The charter of the Compensation Committee is available on NI’s website at http://www.ni.com/pdf/nati/us/comp_charter.pdf.
Under the terms of its charter, the Compensation Committee recommends the compensation of NI’s Chief Executive Officer to the independent members of the Board for approval, evaluates the performance of NI’s executive officers, and establishes the salaries and cash bonus compensation of the executive officers. When establishing the salaries and cash bonus compensation for the executive officers other than the Chief Executive Officer, the Compensation Committee considers the recommendations of the Chief Executive Officer. The Compensation Committee also periodically examines NI’s compensation structure to evaluate whether NI is rewarding its officers and other personnel in a manner consistent with sound industry practices and makes recommendations on such matters to NI’s management and Board of Directors. The Compensation Committee also has oversight responsibility for NI’s 2015 Equity Incentive Plan (the “2015 Incentive Plan”), NI’s 2010 Incentive Plan (the “2010 Incentive Plan”), NI’s Employee Stock Purchase Plan, and, if the National Instruments Corporation 2020 Equity Incentive Plan (the “2020 Incentive Plan”) is approved at the Annual Meeting, the 2020 Incentive Plan. The Board of Directors may by resolution prescribe additional authority and duties to the Compensation Committee.
The Compensation Committee obtains input from NI’s Chief Executive Officer when discussing the performance of, and compensation levels for, executives other than himself. The Compensation Committee also works closely with the Chief Executive Officer, the Vice President of Global Human Resources and others as required in evaluating the financial, accounting, tax and retention implications of NI’s various compensation programs. The Vice President of
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Global Human Resources regularly attends the meetings of the Compensation Committee and, at such meetings, provides advice on compensation matters to the Compensation Committee. The Vice President of Global Human Resources also provides guidance to the Compensation Committee concerning compensation matters as they relate to NI’s executive officers. Neither the Chief Executive Officer, the Vice President of Global Human Resources, nor any of NI’s other executives participates in deliberations relating to his or her own compensation.
The Compensation Committee’s charter contains provisions providing for the delegation of its duties to the Committee Chair or any subcommittees when appropriate. The Compensation Committee’s charter also permits the delegation of authority to executive officers to make equity grants to employees or consultants who are not directors or executive officers. The Compensation Committee did not delegate any of its authority in 2019.
For a discussion of NI’s utilization of compensation consultants, see “Executive Compensation—Compensation Discussion and Analysis.”
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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The members of the Compensation Committee are set forth in the “Corporate Governance—Compensation Committee” section of this Proxy Statement and do not include any NI executive officers. During 2019, no NI executive officer served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officer(s) served on NI’s Compensation Committee. During 2019, no NI executive officer served on the compensation committee (or equivalent) of another entity whose executive officer(s) served as a member of the NI Board of Directors.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Transactions with Related Persons
NI had no related party transactions requiring disclosure under applicable SEC rules for the year ended December 31, 2019 and has no such related party transaction currently proposed.
Policy and Procedures for Review, Approval, or Ratification of Related Party Transactions
Pursuant to its written charter, the Audit Committee is responsible for reviewing NI’s policies relating to the avoidance of conflicts of interests and past or proposed transactions between NI, members of the Board of Directors of NI, and management. NI considers “related person transactions” to mean all transactions involving a “related person,” which under SEC rules means an executive officer, director or a holder of more than five percent of NI’s common stock, including any of their immediate family members and any entity owned or controlled by such persons. The Audit Committee determines whether the related person has a material interest in a transaction and may approve, ratify, rescind or take other action with respect to the transaction in its discretion.
In any transaction involving a related person, NI’s Audit Committee would consider the available material facts and circumstances of the transaction, including: the direct and indirect interests of the related person; the risks, costs and benefits of the transaction to NI; whether any alternative transactions or sources for comparable services or products are available; and, in the event the related person is a director (or immediate family member of a director or an entity with which a director is affiliated), the impact that the transaction will have on such director’s independence.
After considering such facts and circumstances, NI’s Audit Committee determines whether approval, ratification or rescission of the related person transaction is in NI’s best interests. NI’s Audit Committee believes that all employees and directors should be free from conflicting interests and influences of such nature and importance as would make it difficult to meet their applicable fiduciary duties and loyalty to NI, and reviews all related party transactions against the foregoing standard.
NI’s written policies and procedures for review, approval or ratification of transactions that pose a conflict of interest, including related person transactions, are set forth in its Code of Ethics, which contains, among other policies, a conflicts of interest policy for all employees, including NI’s executives, and a conflicts of interest policy for non-employee directors.
Under NI’s written conflicts of interest policy applicable to all employees, including NI’s executives, every employee is required to report to NI’s CEO any information regarding the existence or likely development of conflicts of interest involving themselves or others within NI. While NI provides examples of potential conflicts of interest, such as investments in enterprises that do business with NI, compensation for services to any person or firm which does business with NI, or gifts and loans and entertainment from any person or firm having current or prospective dealings with NI, the policy applicable to employees expressly states that the examples provided are illustrative only and that each employee should report any other circumstance which could be construed to interfere actually or potentially with loyalty to NI. Transactions involving potential conflicts of interests for employees are reviewed by NI’s CEO, who makes a determination as to whether there exists any conflict of interest or relationship which violates NI’s policies and the appropriate actions to take with respect to such relationship. NI’s General Counsel reports to the Audit Committee the conflict of interest reports received and acted upon by the CEO. In the event a report was received concerning a potential conflict of the CEO or a member of the Board of Directors, the Audit Committee would review such matter.
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The written conflicts of interest policy applicable to all non-employee directors is substantially similar to the conflicts of interest policy applicable to NI employees, with the exception that every non-employee director is required to report potential conflict of interest situations to the Audit Committee, which is responsible for making the determination as to whether there exists any conflict of interest or relationship which violates such policy. If the Audit Committee determines that a conflict of interest exists, the non-employee director involved will be required to dispose of the conflicting interest to the satisfaction of the Audit Committee.
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BOARD COMPENSATION
Determining Compensation for Non-Employee Directors in 2019
The Board of Directors, upon the recommendation of the Nomination and Governance Committee, sets non-employee director compensation with the goal of retaining NI’s directors and attracting qualified persons to serve as directors. In developing its recommendations, the Nomination and Governance Committee considers director compensation at comparable publicly-traded companies and aims to structure director compensation in a manner that is transparent and easy for stockholders to understand.
The compensation of non-employee directors for the fiscal year ended December 31, 2019 is set forth in the table below.
DIRECTOR COMPENSATION
FOR FISCAL YEAR ENDED DECEMBER 31, 2019
Name	Fees Earned or Paid in Cash	Stock Awards (1)	Total
Alexander M. Davern (2)	$—	$—	$—
Jeffrey L. Kodosky (3)	—	—	—
Charles J. Roesslein	91,574	175,037	266,611
Duy-Loan T. Le	88,709	175,037	263,746
John M. Berra (4)	34,308	—	34,308
Michael E. McGrath	184,074	175,037	359,111
Gerhard P. Fettweis	75,647	175,037	250,684
James E. Cashman, III	59,605	350,073	409,678
Liam K. Griffin	58,032	350,073	408,105
(1)
Amounts represent the dollar amount recognized for financial statement reporting purposes for 2019 in accordance with Financial Accounting Standards Board Accounting Standard Codification Topic 718 (“FASB ASC Topic 718”). These dollar amounts reflect the aggregate grant date fair value for these stock awards and may not correspond to the actual value that will be recognized by the directors. The grant date fair value of each award is expensed monthly based on the estimated vesting period of the corresponding grant. Grant date fair value is calculated using the closing price of the day immediately preceding the date of grant multiplied by the number of RSUs granted. On April 24, 2019, Mr. Roesslein, Ms. Le, Mr. McGrath, Dr. Fettweis, Mr. Cashman, and Mr. Griffin were each granted 3,699 RSUs (the “2019 Director Grants”). The grant date fair value of each RSU grant was based on the April 23, 2019 closing price of $47.32 per share and vest on May 1, 2020, which is the one-year anniversary of the vesting commencement date. In connection with their initial appointments to the Board, Mr. Cashman and Mr. Griffin were each granted an additional 3,699 RSUs on April 24, 2019, which vest over a three-year period with 1/3rd of the RSUs vesting on each anniversary of the vesting commencement date, which is May 1, 2019. Such grants had the same grant date fair value as the 2019 Director Grants. As of December 31, 2019, Mr. Roesslein, Ms. Le, Mr. McGrath, and Dr. Fettweis each had 7,326 outstanding and unvested RSUs. As of December 31, 2019, Mr. Cashman and Mr. Griffin each had 7,398 outstanding and unvested RSUs.

(2)
As an employee director in 2019, Mr. Davern did not receive any additional compensation for his service as a director. His compensation as an NI Named Executive Officer in 2019 is included below in the “Summary Compensation Table”.

(3)
As an employee director, Mr. Kodosky did not receive any additional compensation for his service as a director. Mr. Kodosky is a Business and Technology Fellow, but not a named executive officer, as such term is defined under Item 402(a)(3) of Regulation S-K. Pursuant to SEC rules, the compensation that a director receives for services as a Business and Technology Fellow does not need to be reported in the table for Director Compensation.

(4)	Mr. Berra informed the Board in September 2018 that he would not stand for re-election as a director at the Annual Meeting of Stockholders on May 14, 2019.
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Discussion of Director Compensation
The 2019 annual compensation for NI’s non-employee directors was comprised of cash compensation in the form of an annual retainer, committee chair retainer, committee membership retainer, independent board chair retainer and equity compensation in the form of RSUs. Each of these components is described below. An NI employee director does not receive any additional compensation for his service as a director. Thus, neither Mr. Starkloff, Mr. Davern nor Mr. Kodosky received any compensation for his service as a director.
In 2019, we adjusted the equity compensation for our non-employee directors after consideration of data and advice provided by Compensia, Inc. (“Compensia”), an independent compensation consultant. Based on data provided by Compensia, the compensation for our non-employee directors was at the lower end of the range of the comparable companies. Accordingly, in April 2019, the vesting schedule for the $175,000 in annual RSUs (based upon the prior day’s closing stock price) to non-employee directors was modified to a one-year vesting period from a three-year vesting period and the modification was effective for the April 2019 RSU awards. New non-employee directors joining the Board are eligible for the annual RSU award of $175,000 at the first Board meeting following the date in which the new director joins the Board. New non-employee directors joining the Board are also eligible for a one-time RSU grant of the number of shares valued at $175,000 (based upon the prior day’s closing stock price), which is awarded simultaneously on the date of the first annual RSU award received by the non-employee director. The one-time grants to new non-employee directors will vest in equal installments over a three-year period. In October, the Nomination and Governance Committee reviewed cash compensation data prepared by Compensia and determined that the current non-employee director cash compensation structure is appropriate.
Annual Board/Committee Retainer Fees
For 2019, our non-employee directors received cash compensation for membership on the board of directors and committees, committee chair positions, and the independent board chair position. Specifically, non-employee directors receive an annual cash retainer of $60,000 per year, plus $10,000 per year for membership on the Audit Committee, $7,500 per year for membership on the Compensation Committee, and $5,000 per year for membership on the Nomination and Governance Committee. In addition, the chairpersons of the Audit Committee, Compensation Committee and Nomination and Governance Committee receive an additional $25,000, $20,000 and $15,000 per year, respectively. The independent Board Chair receives an additional $100,000 per year for his service. All cash compensation is paid in quarterly installments.
The Board, in its discretion, may pay an overnight meeting fee or special meeting fee for extended meetings, not to exceed $2,000 per day. An NI employee director does not receive any additional compensation for service as a director.
Non-Employee Director Reimbursement Practice
Non-employee directors are reimbursed for travel and other out-of-pocket expenses connected to Board service.
Restricted Stock Unit Awards
Under NI’s applicable equity incentive plan, non-employee directors are eligible to receive RSU grants. Specifically, beginning in 2019, each non-employee director receives an annual grant of RSUs equal to $175,000 divided by the closing price of NI’s common stock on the day immediately preceding the date of grant, with a one-year vesting schedule, and new non-employee directors are eligible for a one-time grant of RSUs equal to $175,000 divided by the closing price of NI’s common stock on the day immediately preceding the date of grant, with a three-year vesting schedule in equal annual installments to be granted at the same time as the new non-employee director's first annual RSU grant. Under the 2015 Incentive Plan, in 2019, Mr. Roesslein, Ms. Le, Mr. McGrath, Dr. Fettweis, Mr. Cashman, and Mr. Griffin were each granted 3,699 RSUs. The grant date fair value of each RSU grant was based on the April 23, 2019 closing price of $47.32 per share and vest on May 1, 2020. In connection with their initial appointments to the Board, on April 24, 2019, Mr. Cashman and Mr. Griffin were each granted an additional 3,699 RSUs based on NI’s closing stock price of $47.32 per share on April 23, 2019. The RSUs granted to Mr. Cashman and Mr. Griffin vest over a three-year period with 1/3rd of the RSUs vesting on May 1 of each year. Such grants had the same grant date fair value as the 2019 Director Grants.
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EXECUTIVE OFFICERS
The following table sets forth information concerning the persons currently serving as executive officers of NI, including information as to each executive officer’s current age, position with NI, and business experience. Executive officers of NI serve at the discretion of the Board.
Name of Executive Officer	Age	Position
Eric H. Starkloff	45	President and Chief Executive Officer
Karen M. Rapp	52	Executive Vice President, Chief Financial Officer and Treasurer
Scott A. Rust	53	Senior Vice President, Global Product Research & Development
Jason E. Green	47	Senior Vice President, Global Sales, Support, Services, and Operations
Carla Pineyro Sublett	47	Senior Vice President, Chief Marketing Officer
See “Proposal One: Election of Directors” for additional information with respect to Mr. Starkloff.
Karen M. Rapp joined NI in May 2017 and has served as Executive Vice President, Chief Financial Officer and Treasurer since that time. Prior to joining NI, Ms. Rapp served as Senior Vice President of Corporate Development of NXP Semiconductors N.V. (“NXP”), a Dutch global semiconductor manufacturer, after NXP acquired Freescale Semiconductor in December 2015. Prior to NXP's acquisition, Ms. Rapp worked at Freescale beginning in April 2010 and held several leadership positions at Freescale with increasing responsibility, including Vice President and Chief Information Officer, Director of Operations and Finance, Global Sales and Marketing, Director of Finance, Supply Chain and Director of Finance, Continuous Development. Ms. Rapp holds a bachelor’s degree in Finance from Northern Illinois University and a master’s degree in Business Administration from the University of Texas at Austin. Ms. Rapp currently serves as a director of Plexus Corp., a publicly traded company.
Scott A. Rust joined NI in 1990 and has served as Senior Vice President, Global Product Research and Development since January 2019. He previously served as Senior Vice President, Global Research and Development from January 2014 to January 2019; as NI’s Vice President of Research and Development Test Systems from July 2013 to January 2014; as NI’s Vice President of Research and Development in Penang, Malaysia from January 2011 to July 2013; as Vice President of Research and Development of Modular Instruments from October 2008 to December 2010; as Director of Modular Instruments from March 2003 to September 2008; as Software Section Manager from October 2000 to March 2003; as Group Manager from October 1996 to October 2000; as Marketing Manager of Test and Measurement Software from August 1991 to September 1996; and as Applications Engineer from June 1990 to July 1991. Mr. Rust received his bachelor’s degree in Electrical Engineering from Texas A&M University.
Jason E. Green joined NI in September 2015 and has served as Senior Vice President, Global Sales, Support, Services, and Operations since January 2019. He previously served as Senior Vice President, Global Sales from May 2018 to December 2018 and as Vice President, Regional Sales, Americas from September 2015 to April 2018. Prior to joining NI, Mr. Green worked at Maxim Integrated Products, Inc. from 1995 to 2015 where he served as Vice President of Americas sales and applications and was responsible for many of the company’s largest global customers. Mr. Green holds a bachelor’s degree in Business Administration with a minor in Economics from the University of Florida.
Carla Pineyro Sublett joined NI in February 2019 and has served as Senior Vice President, Chief Marketing Officer since that time. Prior to joining NI, Ms. Pineyro Sublett worked at Rackspace Hosting, Inc. from May 2015 to October 2017 as Senior Vice President, Chief Marketing Officer, and was responsible for all facets of global marketing. Ms. Pineyro Sublett also held several positions with increasing responsibility at Dell Technologies Inc. from August 1999 to May 2015, including Regional Sales Director, Software and Peripherals; Executive Chief of Staff, Large Enterprise Americas; Executive Director, Inside Sales, Large Enterprise Americas; and Divisional Chief Marketing Officer, Latin America. Ms. Pineyro Sublett attended the University of Texas where she studied Latin American Studies and Architecture.
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EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis provides information regarding the 2019 compensation program for our principal executive officer, our principal financial officer, and the three executive officers (other than our principal executive officer and principal financial officer) at fiscal year-end who were our most highly-compensated executive officers (our “Named Executive Officers” or “NEOs”). The following discussion and analysis should be read in conjunction with the compensation tables contained elsewhere in this Proxy Statement. For 2019, our Named Executive Officers were:
•	Alexander M. Davern, our Chief Executive Officer;
•	Eric H. Starkloff, our President and Chief Operating Officer;
•	Karen M. Rapp, our Executive Vice President, Chief Financial Officer and Treasurer;
•	Scott A. Rust, our Senior Vice President, Global Product Research and Development; and
•	John C. Roiko, our Vice President, Finance and Chief Accounting Officer.
Chief Executive Officer Change Announced During 2019
On October 29, 2019, we announced that Mr. Starkloff, who was serving as our President and Chief Operating Officer, was appointed as our Chief Executive Officer, effective February 1, 2020, and that he would continue to serve as our President. We also announced that Mr. Davern, who was serving as our Chief Executive Officer, would remain as our Chief Executive Officer until January 31, 2020, and then transition into a strategic advisory role to provide certain transition and advisory services until our 2020 Annual Meeting of Stockholders. Mr. Davern will continue to serve as a member of our Board of Directors.
Executive Summary
This Compensation Discussion and Analysis describes the material elements of our executive compensation program during 2019. It also provides an overview of our executive compensation philosophy, including our principal compensation policies and practices. Finally, it analyzes how and why the Compensation Committee arrived at the specific compensation decisions for our Named Executive Officers in 2019 and discusses the key factors that the Compensation Committee considered in determining their compensation.
Who We Are
NI was formed over 40 years ago on an idea of connecting engineers through software. Our founders created technology to connect instruments to computers in order to accelerate the testing and measurement of innovative technology, and this was the seed of a philosophy of accelerating innovation that continues to be a driving force of our culture, our business, and our operations today. We strive to enable customers around the world to do their most ambitious work while meeting fast-moving market demands. We provide the integration of modular hardware and open, flexible software systems, to consistently support organizations’ evolving test and measurement needs. Our hope is that in 100 years’ time, future generations will continue to benefit from the results of the innovation we make possible today.
Our overarching goal, which we call our core strategic vision, is to be the leader in software-defined automated test and automated measurement systems. In pursuing our vision, we have empowered our team to be deliberate about the market opportunities we pursue to fuel growth by targeting the applications where we believe our systems can provide significant value to our customers. We believe our long-term track record for innovation and our differentiation in the market helps support the success of our customers, employees, community, and stockholders.
Say-on-Pay Vote and Introduction of Performance-Based Restricted Stock Unit Awards
We view the stockholder advisory vote on Named Executive Officer compensation (also known as the “Say-on-Pay” vote) as an opportunity to receive feedback from our stockholders about our executive compensation program. Prior to our annual meetings of stockholders, we reach out to our major stockholders and engage with them on their views and concerns about our policies and practices, including executive compensation. Prior to our 2018
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Annual Meeting of Stockholders, we engaged with several of our stockholders and specifically requested feedback on our executive compensation program. The executive compensation feedback received was focused on three areas: (i) our CEO pay relative to total shareholder return, (ii) that our long-term incentive (“LTI”) program for our Named Executive Officers was limited to time-based-restricted stock units (referred to herein as “RSUs”) and did not include performance-based restricted stock units (“PRSUs”), and (iii) a lack of transparency about our Annual Incentive Program (“AIP”) bonus goals.
In response to this stockholder feedback, the Compensation Committee determined that we should add performance-based equity awards to our LTI compensation program. In 2019, PRSUs represented 50% of the equity award value awarded to our Named Executive Officers, while the other 50% consisted of RSUs. We have subsequently received favorable stockholder feedback with respect to implementing PRSUs with relative metrics such as total shareholder return (“TSR”). We believe that our use of performance-based LTI compensation is important to strengthening the alignment between our executive officers’ compensation and creation of stockholder value, while also driving the achievement of NI’s financial and operational goals.
At our 2019 Annual Meeting of Stockholders, approximately 97% of the votes present and entitled to vote on the Say-on-Pay proposal were voted in favor of the compensation of our Named Executive Officers. See “Corporate Governance—Our Stockholder Engagement Program” for additional information about our stockholder engagement.
2019 Business Highlights
During 2019, we achieved record net income, which increased over the past three years, as illustrated in the chart below. We also achieved several other important financial and operational results which are described in more detail in this section. We believe these achievements reflect the value that our platform-based approach provides to our customers and our execution on our commitment to financial and operational excellence.

In 2019, we achieved the following important financial and operational results:
•	Revenue: We reported net sales of $1.35 billion, relatively flat compared to 2018 despite headwinds from the overall weakness in the industrial economy during most of the year.
•	Financial Discipline: We reported record operating income of $175 million in 2019, up 46% over three years. We also reported record net income of $162 million, up 96% over three years.
•	Cash Generation: We generated annual cash flow from operations of $224 million. As of December 31, 2019, we held $433 million in cash and short-term investments.
•
Capital Deployment: In 2019, we returned over $300 million to our stockholders through dividends and share repurchases. Our strategies for capital deployment remain the same: payment of our quarterly dividend, opportunistic stock repurchases, and acquisitions of strategic accelerators.

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•
Product Portfolio: We continued to sharpen our focus on system-level automated test and automated measurement offerings in key growth areas, including semiconductor, transportation, and aerospace, defense, and government.

2019 Executive Compensation Highlights
As noted in the “Executive Summary”, the CEO position transitioned from Mr. Davern to Mr. Starkloff on February 1, 2020. The 2019 CEO compensation discussion below refers to Mr. Davern's compensation. We also discuss Mr. Starkloff's 2020 CEO compensation, where relevant, as the Starkloff Executive Employment Agreement (defined below) that establishes Mr. Starkloff's compensation was entered into in October 2019 and became effective on February 1, 2020.
In 2019, the Compensation Committee took the following actions with respect to the compensation of our Named Executive Officers:
•
Base Salary — Approved annual base salary increases ranging from 3.9% to 26.0%, including a base salary increase of 7.0% for our CEO. The 26% base salary increase from 2018 for Mr. Starkloff is predominately due to Mr. Starkloff’s appointment as our President and Chief Operating Officer on October 25, 2018.

•	Annual Cash Incentive Bonus Programs:
•
Approved target incentive bonus opportunities for our Named Executive Officers under our Annual Incentive Program (“AIP”) ranging from 30% to 100% of their 2019 annual base salary, for payout amounts ranging from $32,625 to $213,332. This resulted in the payment of an annual cash bonus for our CEO in the amount of $213,332, equal to 28% of his target annual cash bonus opportunity.

•	Determined no cash bonus payments were to be made pursuant to our Annual Company Performance Bonus Program (“CPB”).
•
Established an Executive Incentive Program (“EIP”) for executive officers. In January 2020, upon the recommendation of the Compensation Committee, the independent members of the Board approved the implementation of the EIP, which combined the AIP and the CPB into one bonus program for our executive officers. While the EIP bonus targets will replace the combined bonus targets of the AIP and the CPB for our executive officers, the core financial objectives of revenue growth and operating income will remain. The EIP will also maintain the AIP objective related to employee retention. Under the EIP, the Compensation Committee, or the independent members of the Board with respect to the CEO, will not have discretion to modify the attainment of an executive officer goal.

•
Long-Term Incentive Compensation — Based on feedback from our stockholders, granted LTI compensation opportunities in the form of 50% RSU awards and 50% PRSU awards that will be settled for whole shares of our common stock (with any fraction of a share to be settled in cash), in amounts ranging from target levels of approximately $177,288 for our Named Executive Officers (other than our CEO) to approximately $5,340,969 for our CEO, for the RSUs and PRSUs, at grant date fair value. See below in Note 1 in “Elements of Executive Compensation—Long Term Incentive Compensation” for discussion of value for PRSUs using a Monte Carlo simulation.

•	Promotion of Mr. Starkloff — Established the following compensation arrangements for Mr. Starkloff in connection with his appointment as our Chief Executive Officer, effective February 1, 2020:
•	an annual base salary of $700,000;
•	a target incentive bonus opportunity under our EIP for 2020 equal to 135% of his annual base salary[1];
•
a one-time promotional RSU award for 75,000 shares of NI common stock, scheduled to vest in equal installments annually over a three-year period that commenced February 1, 2020, subject to his continued service on each such vesting date;

[1]
The executive employment agreement executed by Mr. Starkloff on October 28, 2019 entitled Mr. Starkloff to participate in the AIP and the CPB with an AIP target of 110% of his base salary and an CPB target of 25% of his base salary, respectively. On February 3, 2020, the executive employment agreement was amended (as amended, the "Starkloff Executive Employment Agreement"), to reflect the implementation of the EIP. Pursuant to the amendment, in lieu of Mr. Starkloff’s participation in the AIP and CPB, Mr. Starkloff will have an annual EIP target of 135% of his base salary.

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•
a one-time promotional PRSU award for 75,000 shares (at target) of NI common stock based on NI’s total shareholder return performance in relation to the performance of the Russell 2000 index (“Index”) over a three-year performance period that commenced January 1, 2020, subject to his continued service on the vesting date of December 31, 2022;

•
a restricted stock unit award equal to the result (rounded to the nearest whole share) of $2,000,000 divided by the closing price of NI’s common stock on the day immediately preceding the grant date at the next equity award approval cycle (expected in April 2020), of which half will be RSUs, scheduled to vest in equal installments annually over a three-year period and with the remainder to be PRSUs to be earned over a three-year performance period that commenced January 1, 2020, based on NI's total shareholder return performance in relation to the performance of the index over the same three-year performance period, commencing January 1, 2020, subject to his continued service on the vesting date of December 31, 2022; and

•
Mr. Starkloff's post-employment compensation arrangements were revised in connection with his appointment as CEO (for further discussion please see “Potential Payments Upon Termination or Change in Control” below).

In establishing these compensation arrangements, the Compensation Committee took into consideration Mr. Starkloff’s experience and skills as well as the competitive market for similar positions at other comparable companies based on a review of the compensation survey data from our independent compensation consultant, Compensia.
•
CEO Transition — Established the following compensation arrangements for Mr. Davern in connection with his transition from our Chief Executive Officer to a strategic advisory role, effective January 31, 2020 and until May 5, 2020. During this transition period, Mr. Davern will receive his current base salary and benefits; however, Mr. Davern will not be eligible for any bonus or other incentive pay in 2020. Nor will Mr. Davern be eligible to receive any additional consulting fees outside of his continued base salary and benefits. If Mr. Davern signs a separation agreement, his RSUs that are subject to service-based vesting, and scheduled to vest prior to May 5, 2021, will vest upon signing. Mr. Davern's unvested PRSUs will terminate upon his separation.

•
2020 Equity Incentive Plan — Subject to stockholder approval of Proposal Two, the Compensation Committee recommended to the Board, and the Board approved, the 2020 Incentive Plan to replace the expiring 2015 Incentive Plan.

Pay-for-Performance Discussion
Our 2019 executive compensation program, which consisted of base salary, an annual cash bonus opportunity under our AIP, an annual cash bonus opportunity under our CPB, LTI compensation in the form of RSUs and PRSUs, and other benefits, was closely linked to stockholder value creation through the achievement of our short-term and long-term financial, operational and strategic objectives.
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The 2019 pay mix for our CEO and our other Named Executive Officers was predominantly variable or “at risk.” As the following charts illustrate, the intended target value of his or her equity awards, assuming the value per unit is equal to our stock price on the grant date, for 2019, 88% of our CEO’s target total direct compensation (defined as the sum of his 2019 base salary, target annual cash bonus opportunity under the AIP, target annual cash bonus opportunity under the CPB, and the intended target value of his equity awards), and 74% of the average target total direct compensation of our other Named Executive Officers, was delivered in the form of variable or “at risk” compensation.

Further, LTI compensation in the form of either RSUs or PRSUs represented 73% of our CEO’s target total direct compensation and 55% of the average target total direct compensation of our other Named Executive Officers.
Executive Compensation Policies and Practices
We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The Compensation Committee evaluates our executive compensation program on a regular basis to ensure that it is consistent with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following summarizes our executive compensation and related policies and practices:
What We Do
•	Maintain an Independent Compensation Committee. The Compensation Committee consists solely of independent directors who establish our compensation practices.
•
Retain an Independent Compensation Advisor. The Compensation Committee has engaged its own compensation consultant to provide information, analysis and other advice on executive compensation independent of management.

•	Annual Executive Compensation Review. At least once a year, the Compensation Committee conducts a review of our executive compensation strategy.
•
Compensation At-Risk. Our executive compensation program is designed so that a significant portion of our executive officer’s compensation is “at risk” based on corporate performance, because it is equity-based, to align the interests of our Named Executive Officers and stockholders.

•
Annual Compensation-Related Risk Assessment. We consider our compensation-related risk profile to ensure that our compensation-related risks do not create inappropriate or excessive risk and are not reasonably likely to have a material adverse effect on NI.

•
Stock Ownership Policy. We have adopted stock ownership guidelines for our Named Executive Officers and the non-employee members of our Board of Directors under which they must accumulate and hold, consistent with the terms of the guidelines, a specific amount of shares of NI common stock.

•
“Double Trigger” Compensation Arrangements in Connection with a Change in Control. In the event of a change in control, our CEO has a “double trigger” compensation arrangement with respect to his base salary and bonus.

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What We Do Not Do
•	No Guaranteed Bonuses. We do not provide guaranteed bonuses to our Named Executive Officers.
•
No Special Retirement Plans. We do not currently offer, nor do we have plans to offer, defined benefit pension plans or any non-qualified deferred compensation plans or arrangements to our Named Executive Officers other than the plans and arrangements that are available to all employees. Our Named Executive Officers are eligible to participate in our Section 401(k) retirement savings plan on the same basis as our other employees.

•
No Short Selling, Hedging or Derivatives Transactions. We have a policy which prohibits our executive officers from short selling or trading in derivatives of our securities, holding our securities in margin accounts, or engaging in hedging or similar transactions with respect to our securities.

•
No Excise Tax Payments on Future Post-Employment Compensation Arrangements. We do not provide any excise tax reimbursement payments (including “gross-ups”) on payments or benefits contingent upon certain terminations or a change in control of NI.

•
No Special Welfare or Health Benefits. We do not provide our Named Executive Officers with any welfare or health benefit programs, other than participation in our broad-based employee programs and an annual physical.

•	No Special Perquisites. We do not provide significant perquisites or other personal benefits to our Named Executive Officers.
Compensation Philosophy and Objectives
Our executive compensation philosophy is based on the concept of pay for performance and aligned to the following primary goals:
•	Our compensation practices are designed to support the interests of our stockholders.
•	Achieving financial goals and other operational targets are the basis for measuring performance.
•
Sufficient upside, in the form of the potential to earn more than the target amount, and downside, in the form of risk of not earning the full target amount, is built in to deliver appropriate rewards based on results.

Based on this philosophy, our executive compensation program is guided by the following overarching principles:
•
Business Driven: Compensation should be aligned to our performance by linking rewards directly to the achievement of specific financial, operational, and strategic objectives that are expected to lead to increased stockholder value and executive retention and engagement.

•
Performance Differentiated: Compensation should be structured to create an effective link between pay and performance at both the corporate and individual level so that the contributions of our executives are valued and rewarded.

•	Market Competitive: Compensation should be competitive to attract, retain, and motivate the senior leadership needed to achieve our core strategic vision.
•
Our overall amount of equity awards should be related to our revenue growth: We believe that our use of equity awards must be sensitive to the dilutive impact that such equity compensation will have on our stockholders. As a result, the overall amount of equity awards for 2019 was linked to our revenue growth.

We also maintain a strong focus on leadership development and retention, and as such, our executive compensation program is designed to ensure that we retain the talent required to execute our business strategy. The compensation actions and decisions for our Named Executive Officers support our talent retention objectives by considering individual contributions to our performance, long-term potential and holding power, and organizational succession plans.
We regularly assess and adjust our executive compensation program, policies, and practices in light of these overarching principles and, in doing so, consider feedback obtained through our stockholder engagement efforts.
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Compensation-Setting Process
Role of Compensation Committee
The Compensation Committee, which is composed entirely of independent directors, is responsible for reviewing and approving the compensation of our Named Executive Officers, subject to any approval of our Board of Directors that the Compensation Committee or legal counsel determines to be desirable or is required by applicable law or Nasdaq rules. Specifically, the Compensation Committee oversees our executive compensation plans, administers our equity compensation plans, and reviews and approves the compensation of our executive officers. With respect to the compensation of our CEO, the Compensation Committee recommends such compensation to the independent directors of the Board of Directors, who also separately approve it.
The Compensation Committee operates under a written charter adopted by our Board of Directors. A copy of the charter is posted on the investor relations section of our website located at http://www.ni.com/pdf/nati/us/comp_charter.pdf.
As described in greater detail in the next section, the Compensation Committee considers both NI performance and individual performance when determining the overall compensation levels for our Named Executive Officers, as well as the individual elements of compensation. For example, in determining increases in base salary and LTI compensation opportunities, the Compensation Committee takes into consideration, among other things, the prior individual performance of an executive officer, as well as NI’s performance. Similarly, NI’s previous and current cash incentive programs are designed to incent our executive officers to achieve our business objectives set forth in our annual operating plan and ensure that NI’s performance as a whole impacts the amounts payable to participants. The Compensation Committee believes that the various elements of executive compensation should work together to promote our objective that total compensation be related both to company and individual performance.
Setting Total Direct Compensation
The Compensation Committee does not establish a specific target for the total direct compensation opportunity of our Named Executive Officers. In making decisions about the compensation of our Named Executive Officers, the Compensation Committee relies primarily on the general business acumen and experience of its members and subjective consideration of various factors, including the following:
•	our executive compensation program objectives;
•	our performance against the financial, operational, and strategic objectives established by the Compensation Committee and our Board of Directors;
•	each individual executive officer’s knowledge, skills, experience, qualifications, and tenure relative to other similarly-situated executives at the companies in our compensation peer group;
•	the scope of each executive officer’s role and responsibilities compared to other similarly-situated executives at the companies in our compensation peer group;
•
the prior performance of each individual executive officer, based on a subjective assessment of his or her contributions to our overall performance, ability to lead his or her business unit or function, and work as part of a team, all of which reflect our core values;

•	the potential of each individual executive officer to contribute to our long-term financial, operational, and strategic objectives;
•	the business risk presented to us in the event the executive officer were to leave our employ;
•	our CEO’s compensation relative to that of our executive officers, and compensation parity among our executive officers;
•	general compensation trends and practices in the technology industry;
•
the compensation practices of comparable companies, including our compensation peer group and the positioning of each executive officer’s compensation in a ranking of peer company compensation levels based on an analysis of competitive market data conducted by our independent compensation advisors as well as our in-house compensation experts; and

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•	the recommendations of our CEO with respect to the compensation of our executive officers (other than his own compensation).
These factors provide the framework for compensation decision-making and final decisions regarding the compensation opportunity for each executive officer. No single factor is determinative in setting compensation levels, nor is the impact of any individual factor on the determination of pay levels quantifiable.
The Compensation Committee does not weigh these factors in any predetermined manner, nor does it apply any formulas in developing its compensation decisions. The members of the Compensation Committee consider all of this information in light of their individual experience, knowledge of NI, knowledge of the competitive market, knowledge of each executive officer, and business judgment in making these decisions.
Role of Management
In establishing our executive compensation program, the Compensation Committee works closely with our senior management, including our CEO and Vice President of Global Human Resources. In 2019, the Compensation Committee obtained input from our CEO when discussing the performance of, and compensation levels for our executive officers (other than himself). The Compensation Committee also worked closely with our CEO and Vice President of Global Human Resources and others, as required, in evaluating the financial, accounting, tax, talent management/succession planning, and retention implications of our executive compensation program and its various elements. Neither our CEO nor any of our other Named Executive Officers are present when their own compensation is being discussed by the Compensation Committee.
Role of Compensation Consultant
The Compensation Committee has engaged Compensia, a national compensation consulting firm, as its independent compensation consultant to advise on executive compensation matters. In 2019, at the direction of the Compensation Committee, Compensia conducted various projects, including performing a comprehensive review of our executive compensation program, performing a comprehensive review of the compensation program for our Board of Directors, conducting an analysis of chief executive officer compensation (which the Compensation Committee considered in connection with the promotion of Mr. Starkloff), assisting the Compensation Committee in updating our compensation peer group, and assisting in the preparation of the executive compensation disclosure for our 2019 proxy statement. Compensia did not provide any other services to NI in 2019.
The Compensation Committee has evaluated its relationship with Compensia to ensure that it believes that such firm is independent from management. This review process included a review of the services that such compensation consultant provided, the quality of those services and the fees associated with the services provided during 2019. Based on this review, as well as consideration of the factors affecting independence set forth in the listing standards of Nasdaq and the relevant SEC rules, the Compensation Committee has determined that no conflict of interest was raised by Compensia's work and that Compensia met the independence requirements of such rules.
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Competitive Positioning
In making its compensation decisions for 2019, the Compensation Committee reviewed a competitive market analysis based on industry specific compensation data drawn from various analyses of a Radford Global Technology Survey and from its compensation peer group. The survey data was based on executive compensation information from a custom survey analysis of our compensation peer group as well as executive compensation information from publicly-traded companies in the technology sector with annual revenues ranging from $1 billion to $3 billion. The compensation peer group data was based on executive compensation information for a select group of 15 peer companies. These peer companies are as follows:
Company Name	Annual Revenue (in millions) Last Four Quarters	Market Capitalization (in millions)
ANSYS	$1,176	$15,501
Cadence Design Systems	2,028	13,021
Cirrus Logic	1,466	2,533
Cognex	821	9,426
Cypress Semiconductor	2,406	5,725
Keysight Technologies	3,709	12,163
MKS Instruments	2,125	4,723
MTS Systems	782	963
OSI Systems	1,089	1,384
PTC	1,236	11,684
Silicon Laboratories	822	4,121
Synopsys	3,023	14,906
Teledyne Technologies	2,795	8,677
Teradyne	1,997	7,329
Trimble	2,906	10,637
Financial data per S&P Research Insight as of 10/01/18
The Compensation Committee used the specific compensation data described above to assess the reasonableness and competitiveness of the compensation packages as a whole for our executive officers, but exercised its judgment in allocating compensation among our executive officers and among the various elements of each individual executive officer’s total compensation package.
The Compensation Committee believes that total compensation at or around the 50th percentile of the competitive market (based on the compensation data evaluated) is the appropriate reference when determining the compensation of our Named Executive Officers. Though the Compensation Committee uses such 50th percentile as a reference point, it does not target a specific percentile in the range of comparative information for each individual executive officer or for each element of compensation. Instead, the Compensation Committee structures the total compensation package for each executive officer after consideration of the comparative market data and the other factors described in “Compensation Discussion and Analysis—Compensation—Setting Process-Setting Total Direct Compensation” above.
Elements of Executive Compensation
The principal elements of our executive compensation program for 2019 were as follows:
•	Base salary;
•	the AIP;
•	the CPB; and
•	LTI compensation in the form of equity awards.
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Base Salary
Base salary represents the fixed portion of the compensation of our Named Executive Officers and is an important element of compensation intended to attract and retain highly-talented individuals. We use base salary to provide each executive officer with a competitive level of cash compensation during the year with the expectation that he or she will perform his or her responsibilities to the best of his or her ability and in our best interests.
Generally, we establish the initial base salaries of our Named Executive Officers through arm’s-length negotiation at the time we hire or promote the individual Named Executive Officer, taking into account his or her position, qualifications, experience, prior salary level, external market data, and the base salaries of our other executive officers. Thereafter, the Compensation Committee reviews the base salaries of our executive officers annually, with input from our CEO (except with respect to his own base salary) and makes adjustments as it determines to be reasonable and necessary to reflect the scope of an executive officer’s performance, individual contributions and responsibilities, position in the case of a promotion, and market conditions. The Compensation Committee does not use a specific formula, but instead the committee members exercise their judgment in view of our compensation philosophy and objectives.
In January 2019, the Compensation Committee reviewed the base salaries of our Named Executive Officers, taking into consideration a competitive market analysis prepared by Compensia and the recommendations of our CEO, as well as the other factors set forth above and described in “Compensation Discussion and Analysis—Compensation–Setting Process—Setting Target Total Direct Compensation” above. Following this review, the base salary increase for our CEO was recommended by the Compensation Committee and approved by the independent directors of the Board of Directors, and the Compensation Committee approved base salary increases for each of our other Named Executive Officers, as follows:
Named Executive Officer	2018 Base Salary	2019 Base Salary (1)	Percentage Adjustment
Alexander M. Davern	$725,004	$775,754	7.0%
Eric H. Starkloff	437,500	551,250(2)	26.0%
Karen M. Rapp	393,750	413,438	5.0%
Scott A. Rust	370,620	385,000	3.9%
John C. Roiko	277,380	290,000	4.6%
(1)	Reflects the annual salary approved by our Board of Directors. Annual base salary adjustments, if any, are generally effective January 1, 2019.
(2)
The increase reflected in Mr. Starkloff's 2019 Base Salary is largely due to his appointment as President and Chief Operating Officer, effective October 25, 2018. On October 29, 2019, Mr. Starkloff was appointed as our CEO, effective as of February 1, 2020, and continues to serve as our President. Mr. Starkloff's base salary was increased to $700,000, effective as of February 1, 2020.

The actual base salaries paid to our Named Executive Officers in 2019 are set forth in the “2019 Summary Compensation Table” below.
Annual Incentive Plan
In 2019, NI operated the AIP to incentivize our executive officers. Under our AIP, incentive bonuses may be earned by our Named Executive Officers, based upon the achievement of corporate performance objectives and individual performance criteria. The AIP is intended to increase stockholder value and promote our success by providing incentive and reward for the accomplishment of key financial and operational objectives by our executive officers.
Under the AIP, each of our Named Executive Officers is eligible to receive a target incentive bonus opportunity (which is expressed as a percentage of the executive officer’s annual base salary as determined by the Compensation Committee) and to earn a bonus payment based upon the attainment of corporate and individual performance objectives historically related to revenue growth, non-GAAP operating margin, key employee retention and operating expenses, approved in accordance with the AIP. For purposes of the AIP, the base salary amount to be used to set the target incentive bonus opportunity is determined by the Compensation Committee at the time the performance goals for that year’s plan are approved.
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Under the AIP, the actual bonus payment that may be earned by a Named Executive Officer may be more or less than the target incentive bonus opportunity based on the performance objective, the actual performance measured against such objective, the weighting of each performance objective for the individual Named Executive Officer, based on his or her role, and the discretion of the Compensation Committee.
Typically, three to five performance objectives are selected for each Named Executive Officer that are intended to reward achievements in his or her functional area or which represent our corporate business goals for the year. The performance objectives for our Named Executive Officers are determined by our CEO after consultation with each Named Executive Officer and then presented by our CEO for approval by the Compensation Committee, except that the performance objectives for our CEO are selected by the Compensation Committee and approved by the independent members of the Board.
The amount of the bonus for a Named Executive Officer which is allocated to each specific objective is approved each year by the Compensation Committee, except that the performance objectives for our CEO are selected by the Compensation Committee and approved by the independent members of the Board.
The range of payouts under the AIP is 0% to 200% with a 50% payout if the minimum threshold performance level for a specific objective is achieved. The weighting and performance levels for each of these performance objectives in 2019 were as follows:
Performance Goal	Weighting	—%	50%	75%	100%	125%	150%	175%	200%	2019 Actual	2019 Goal Payout
Revenue Growth	50% for Davern, Starkloff and Rust; 40% for Rapp and Roiko	<4%	4.0%	5.0%	6.0%	7.0%	8.0%	9.0%	10.0%	—%	—%
Non-GAAP Operating Margin	40%	<18.3%	18.3%	18.8%	19.3%	19.5%	19.7%	20%	20.2%	18.6%	50%
Key Employee Retention	10%	<94%	94%	94.5%	95%	95.5%	96%	96.5%	97%	94.5%	75%
Operating Expense Budget	10% for Rapp and Roiko				$842 million					$795 million	100%
As indicated in the table above, for Messrs. Davern, Starkloff and Rust, 50% of any payout under the AIP is dependent on achieving revenue growth, 40% of any such payout is dependent on non-GAAP operating margin and 10% of any such payout is dependent on key employee retention. Based on achieving 50% of the performance goal for non-GAAP operating margin and 75% of key employee retention goals, these Named Executive Officers achieved a weighted average payout percentage of 27.5% of the total goal in 2019. The revenue growth goal was not met resulting in our Named Executive Officers receiving no payout for the revenue growth performance goal in 2019.
For Ms. Rapp and Mr. Roiko, 40% of any payout under the AIP is dependent on achieving revenue growth targets, 40% of any such payout is dependent on non-GAAP operating margin,10% of any such payout is dependent on achieving operating expense budget, and 10% of any such payout is dependent on key employee retention. Based on achieving 50% of the performance goal for non-GAAP operating margin, 75% of key employee retention and 100% of operating expense budget goals, these Named Executive Officers achieved a weighted average payout percentage of 37.5% of the total goal in 2019. The revenue growth goal was not met resulting in our Named Executive Officers receiving no payout for the revenue growth performance goal in 2019.
With respect to our Named Executive Officers, following the end of the fiscal year, the Compensation Committee determined whether the AIP performance objectives of each Named Executive Officer had been attained and then approved the payment of the annual incentive bonus based upon the achievement level of such objectives, subject to its discretion. Under the AIP, the Compensation Committee has the discretion to pay all or only a portion of an annual incentive bonus to an executive officer even if he or she did not meet a particular objective, if the Compensation Committee believed that such payment was appropriate to achieve the objectives of the plan. However, for 2019, no
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discretion was exercised by the Compensation Committee with respect to the payment of annual incentive bonuses to our Named Executive Officers for achievement of their performance objectives and all payouts were based solely upon company results. The independent directors of the Board of Directors approved the annual incentive bonus for our CEO.
For 2019, the 2019 AIP bonus attainment and the amount of AIP bonuses paid to our Named Executive Officers were as follows:
Named Executive Officer	2019 AIP Target %	2019 AIP Target $	2019 AIP Bonus Target Attainment %	Amount of AIP Bonus Paid $
Alexander M. Davern	100%	$775,754	28%	$213,332
Eric H. Starkloff	70%	385,875	28%	106,116
Karen M. Rapp	50%	206,719	38%	77,520
Scott A. Rust	40%	154,000	28%	42,350
John C. Roiko	30%	87,000	38%	32,625
Annual Company Performance Bonus Program
In 2019, we maintained the CPB under which substantially all of our regular full-time and part-time employees, including our Named Executive Officers, participated. To receive a payment under the CPB and in order to incentivize employees to achieve metrics for the year that we believe are important to our stockholders, the company must achieve pre-established target levels for revenue growth and profitability that are determined at the beginning of the year. For 2019, these target levels were year-over-year organic revenue growth of 10% and non-GAAP operating income as a percentage of revenue of 18%.
Payments under the CPB are based on a bonus payment percentage multiplied by a participant’s eligible earnings. For 2019:
•	“Eligible earnings” included base salary, overtime pay and commissions, but excluded bonuses, equity awards, relocation payments and previous cash performance bonus payments; and
•
The “bonus payment percentage” for our Named Executive Officers was determined by multiplying 25% by: (i) our year-over-year organic revenue growth bonus percentage divided by the target revenue growth of 10% and (ii) our non-GAAP operating income as a percentage of revenue (limited by a cap) divided by the target non-GAAP operating income as a percentage of revenue of 18%. Expressed as a formula, the bonus payment percentage for our Named Executive Officers, was as follows:

Calendar Year Organic Revenue Growth	X	Calendar Year Non-GAAP Operating Income% (not to exceed 20% for payout purposes)	X	25%	=	Bonus Payment Percentage
10%		18%
For 2019, in accordance with the foregoing formula, our Named Executive Officers did not receive individual payments under the CPB.
Long-Term Incentive Compensation
We believe that LTI compensation in the form of equity awards is a critical element of our executive compensation program. The equity awards provide strong alignment between the interests of our Named Executive Officers and our stockholders. The realized value of these equity awards bears a direct relationship to our stock price, and, therefore, these awards are an incentive for our Named Executive Officers to create value for our stockholders. Equity awards also help us retain qualified executive officers in a competitive market.
LTI compensation opportunities in the form of equity awards are granted by the Compensation Committee, typically at a meeting of the Compensation Committee held during the first quarter of the year. The amount and forms of such equity awards are determined by the Compensation Committee after considering discussions with our
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independent compensation consultant, the factors described in “Compensation Discussion and Analysis— Compensation-Setting Process” above, the retention power on each Executive Officer as determined by his or her current unvested equity holdings, and the non-equity incentive plan compensation received by him or her. The amounts of the equity awards are also intended to provide competitively-sized awards and resulting target total direct compensation opportunities within a competitive range of the market median relative to our compensation peer group and Radford survey data for similar roles and positions for each of our Named Executive Officers, taking into consideration business results, compensation relative to other executives, experience and individual performance.
In 2019, in response to feedback received from our stockholders, the Compensation Committee added PRSUs representing 50% of the equity award value, assuming the value per unit is equal to our stock price on the grant date, to our LTI program for our Named Executive Officers, while the other 50% of their equity award value consisted of RSUs.
The following table shows the target number of shares for the PRSUs granted to each of our Named Executive Officers in 2019:
Named Executive Officer	Target PRSUs	Target Grant Date Fair Value (1)
Alexander M. Davern (2)	53,000	$2,997,309
Eric H. Starkloff (3)	16,625	975,274
Karen M. Rapp (3)	13,006	762,972
Scott A. Rust (3)	8,482	497,580
John C. Roiko (3)	1,696	99,493
(1)
The fair values of PRSUs are estimated using a Monte Carlo simulation. The determination of fair value of the PRSUs by our stock price and a number of assumptions including the expected volatility, expected dividend yield and the risk-free interest rate. Our expected volatility at the date of grant was based on the historical volatilities of our stock and the companies included in the Index over the performance period.

(2)
Grant date fair value is based on the grant date of February 1, 2019. On October 29, 2019, we announced that Mr. Davern would remain as our CEO until January 31, 2020, and then transition from his service as our CEO into a strategic advisory role until May 5, 2020 (the “Termination Date”). Pursuant to Mr. Davern’s Transition Agreement, all of Mr. Davern's PRSUs will be forfeited as of the Termination Date.

(3)	Grant date fair value is based on the grant date of January 22, 2019.
The 2019 PRSUs may be earned based on our total shareholder return defined previously compared to the TSR of the Russell 2000 Index (the “Index”) over a three-year performance period that commenced on January 1, 2019, and will end on December 31, 2021 (using the average daily closing price over a 30-day lookback in each case). The number of shares of NI common stock subject to the awards will be earned from 0% to 200% of the target number of shares based on our TSR compared to the Index as follows:
Payout Level	TSR Percentile Rank Against the Russell 2000 Index	Payout Percentage of Target Number of Shares
Maximum	≥80th Percentile	200%
Stretch	65th Percentile	150%
Target	55th Percentile	100%
Threshold	25th Percentile	50%
None	<25th Percentile	0%
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The following table shows the number of shares subject to the RSUs granted to each of our Named Executive Officers in 2019:
Named Executive Officer	RSUs (number of shares)	Grant Date Fair Value (1)
Alexander M. Davern (2)	53,000	$2,343,660
Eric H. Starkloff	16,625	762,589
Karen M. Rapp	13,006	596,585
Scott A. Rust	8,482	389,069
John C. Roiko	1,696	77,796
(1)	The fair values of RSUs are estimated using their market price on the date of grant.
(2)
The fair value of Mr. Davern’s 2019 RSU grant, excluding forfeitures pursuant to arrangements under the Transition Agreement as of October 28, 2019, was $723,464, based on NI’s closing stock price on such date of $40.95 per share. Mr. Davern is expected to receive upon signing of his Separation Agreement (as defined in the Transition Agreement) in May 2020, accelerated vesting of all outstanding equity awards subject solely to service-based vesting that would have vested from October 29, 2019 through May 5, 2021. The fair value of Mr. Davern’s 2019 RSU grant, after such acceleration under the Separation Agreement as of October 28, 2019, was $1,410,359, based on our closing stock price on such date of $40.95 per share.

The 2019 RSUs vest in equal annual installments over a three-year period, with the first installment vesting on the first anniversary of the date of grant contingent upon the Named Executive Officer remaining continuously employed by us through each applicable vesting date.
The overall LTI equity award value for our CEO and our other Named Executive Officers was determined after consideration of multiple factors as described in the “Compensation Discussion and Analysis—Compensation–Setting Process” section of this Proxy Statement. Such factors include a competitive market assessment, the current retention incentive for each Named Executive Officer as determined by his or her current unvested equity holdings, and the amount of non-equity incentive plan compensation received by him or her.
The equity awards granted to our Named Executive Officers in 2019 are set forth in the 2019 “Summary Compensation Table” and the 2019 “Grants of Plan-Based Awards” table below. With respect to equity granted to Mr. Starkloff pursuant to the Starkloff Executive Employment Agreement entered into on October 28, 2019 and the treatment of Mr. Davern's equity pursuant to Mr. Davern's Transition Agreement, please refer to “2019 Executive Compensation Highlights” above.
Health and Other Benefits
Our Named Executive Officers are eligible to receive an annual physical as well as the same employee benefits that are generally available to all our full-time employees, subject to the satisfaction of certain eligibility requirements. These benefits include flexible spending accounts, medical, dental and vision benefits, business travel insurance, employee assistance program, basic life insurance benefits, accidental death and dismemberment insurance policies, short-term and long-term disability insurance, commuter benefits and reimbursement or payment for mobile phone coverage. In structuring these programs, we seek to provide an aggregate level of benefits that are comparable to those provided by similar companies, compliant with applicable laws and affordable to employees.
We maintain a tax-qualified Section 401(k) retirement savings plan (the “Section 401(k) Plan”) that provides eligible employees, including our Named Executive Officers, with an opportunity to save for retirement on a tax-advantaged basis. In 2019, we made matching contributions under the Section 401(k) Plan in an amount equal to 50% of the amount of the employee’s contribution up to 8% of the employee’s eligible compensation, after the employee's first year of service. All participants’ interests in the matching contributions vest immediately from the time of contribution. Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. The Section 401(k) Plan is intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended (the “Code”). As a tax-qualified retirement plan, contributions to the Section 401(k) Plan and earnings on those contributions are not taxable to the employees until distributed from the Section 401(k) Plan, and all contributions are deductible by us when made.
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We also maintain an employee stock purchase plan (the “ESPP”). The ESPP is generally intended to qualify as a tax-favored employee stock purchase plan under Section 423 of the Code. The ESPP permits eligible employees to purchase shares of NI common stock at a 15% discount to the market price. Under this plan, a participant can invest a maximum amount equal to 15% of eligible compensation, provided that such amount cannot exceed $25,000 in any year.
In structuring these benefit programs, we seek to provide an aggregate level of benefits that are comparable to those provided by similar companies.
Perquisites and Other Personal Benefits
We do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide significant perquisites or other personal benefits to our Named Executive Officers. During 2019, none of our Named Executive Officers received perquisites or other personal benefits that were, in the aggregate, $10,000 or more for each individual.
In the future, we may provide perquisites or other personal benefits in limited circumstances. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.
Employment Arrangements and Post-Employment Compensation
On October 28, 2019, we entered into the Starkloff Executive Employment Agreement, a written executive employment agreement, with our current President and CEO, Mr. Starkloff, in connection with his appointment as CEO, effective February 1, 2020, and have written employment offer letters with certain of our other Named Executive Officers. In filling each of our executive positions, we recognized the need to develop competitive compensation packages to attract qualified candidates in a dynamic labor market. At the same time, in formulating these compensation packages, we were sensitive to the need to integrate new executive officers into the executive compensation structure that we were seeking to develop, balancing both competitive and internal equity considerations. These arrangements provide for “at will” employment.
The terms and conditions of employment of Mr. Starkloff as set forth in the Starkloff Executive Employment Agreement also contain post-employment compensation arrangements that provide Mr. Starkloff with certain protection in the event of his termination of employment in specified circumstances such as involuntarily termination without Cause (including death or Disability) or for resignation for Good Reason, including following a Change in Control (each as defined in the Starkloff Executive Employment Agreement). In addition, the Starkloff Executive Employment Agreement provides that in the event of a Change in Control, and if Mr. Starkloff is terminated other than for Cause or resigns for Good Reason within a limited period of time after the Change in Control, Mr. Starkloff would be entitled to certain severance payments. These agreements provide for “double-trigger” payments and benefits which means that payments and benefits will not become payable unless both events occur. See “Potential Payments Upon Termination or Change of Control” below for a further description.
The terms and conditions of employment for Mr. Davern, our prior CEO, were superseded by his Transition Agreement, pursuant to which Mr. Davern transitioned from his service as CEO on January 31, 2020 into a strategic advisory role whereby he is providing certain transition and advisory services through May 5, 2020 (the “Transition Period”).
During the Transition Period, Mr. Davern will receive his 2019 base salary and benefits. He was eligible to participate in the AIP and annual cash bonus performance program for 2019, but not for any period thereafter. If either NI terminates the employment of Mr. Davern without Cause (as defined in the Transition Agreement) or the parties mutually agree to terminate prior to May 5, 2020, Mr. Davern will receive a lump sum reflecting any remaining base salary that would have been received under the Transition Agreement, and, provided Mr. Davern signs his Separation Agreement, the benefits offered under the Separation Agreement. If Mr. Davern signs his Separation Agreement, Mr. Davern’s equity awards that are subject only to time-based vesting, and scheduled to vest prior to May 5, 2021, will vest upon signing. Mr. Davern's unvested PRSUs are forfeited as of the Termination Date pursuant to the Transition Agreement. Mr. Davern’s health continuation coverage costs will be paid through May 5, 2021.
We do not have specific post-employment compensation arrangements in place with any of our other Named Executive Officers. However, the terms of Mr. Rust’s employment provide for acceleration of certain restricted stock units in the event of his termination under certain circumstances. Each of our Named Executive Officers have PRSUs
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under our 2015 Incentive Plan with special vesting terms upon a change in control as further described below. For detailed descriptions of the employment arrangements we maintained with our Named Executive Officers for 2019 as well as an estimate of the potential payments and benefits payable under these arrangements, see “Potential Payments Upon Termination or Change of Control” below.
We believe that these protections were necessary to induce these individuals to accept their positions. We also believe that these arrangements help maintain their continued focus and dedication to their assigned duties to maximize stockholder value. The Board considered the recommendation of the Compensation Committee and reviewed the proposed terms of these arrangements and deemed it to be in the best interests of NI and its stockholders to approve the terms of such arrangements.
We do not use excise tax payments (or “gross-ups”) relating to a change in control of NI and have no such obligations in place with respect to any of our Named Executive Officers.
In addition, our equity compensation plans provide for the acceleration of vesting of outstanding and unvested equity awards in certain circumstances. Specifically, the 2005 Incentive Plan and the 2010 Incentive Plan provide that in the event of a change of control of NI, all outstanding and unvested restricted stock unit awards held by our employees, including our Named Executive Officers, will immediately vest in full. Further, under the 2015 Incentive Plan, in the event of a change in control of NI, all outstanding and unvested equity awards will be treated as determined by the plan administrator, including that each award be assumed or substituted by the successor corporation; provided, however, that, in the event the successor corporation does not assume or substitute for the awards, the restriction period of any award of restricted stock or restricted stock unit award will immediately be accelerated and the restrictions will expire.
Notwithstanding the provisions of the 2015 Incentive Plan, with respect to PRSUs, if a change of control occurs before the last day of the performance period, and such PRSUs are accelerated, rather than vesting based on our TSR relative to the Index during the performance period, the number of PRSUs eligible to vest will equal 100% of the target number of PRSUs. The number of PRSUs so determined will be scheduled to vest in equal monthly installments following the change of control over the remainder of the original performance period. Following any assumption or substitution of such awards, if the employment of an employee is terminated without Cause (as defined in the 2015 Incentive Plan) within 24 months following the change in control of NI, then the vesting of such employee’s award will immediately accelerate and the restricted stock, RSU and PRSU awards will immediately become fully vested. There are no significant modifications to the change of control provisions in the proposed 2020 Incentive Plan compared to the 2015 Incentive Plan.
Other Compensation Policies
Equity Award Grant Policy
We do not have any program, plan or practice to time the grant of equity awards in coordination with the release of material non-public information. In addition, we do not time, nor do we plan to time, the release of material non-public information for the purposes of affecting the value of our executive compensation.
Stock Ownership Policy
We encourage our Named Executive Officers and members of our Board of Directors to hold a significant equity interest in NI. To that end, our Board initially adopted a Stock Ownership Policy effective December 31, 2017 (the “2017 Policy”) to further align the interests of our Named Executive Officers and the non-employee members of our Board of Directors with the interests of our stockholders and to promote our commitment to good corporate governance. On October 23, 2019, the Board determined to increase the stock ownership thresholds of our CEO and non-employee members of the Board from three to six times his or her annual salary or annual retainer and adopted a new Stock Ownership Policy, effective December 31, 2019 (the “2019 Policy”). The guidelines established under our stock ownership policies are intended to take into account an individual’s needs for portfolio diversification, while maintaining an ownership interest at levels sufficient to assure our stockholders of leadership’s commitment to long-term value creation.
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Our 2017 Policy requires that:
•	our CEO hold shares of NI common stock having a value equal to at least three times his annual base salary;
•	our other Named Executive Officers hold shares of NI common stock having a value equal to at least two times his or her annual base salary; and
•
the non-employee members of our Board hold shares of NI common stock having a value equal to at least three times the amount of the annual retainer paid to such director for his or her service on our Board.

Our 2019 Policy requires that:
•	our CEO hold shares of NI common stock having a value equal to at least six times his annual base salary;
•	our other Named Executive Officers hold shares of NI common stock having a value equal to at least two times his or her annual base salary; and
•
the non-employee members of our Board hold shares of NI common stock having a value equal to at least six times the amount of the annual retainer paid to such director for his or her service on our Board.

Each of our stock ownership policies require that our CEO, our Named Executive Officers and members of our Board of Directors achieve the applicable levels of ownership within five years after the later of (i) the effective date of the applicable policy, or (ii) the date of his or her appointment. The 2017 Policy continues to apply for those Named Executive Officers and non-employee directors who were subject to the 2017 Policy as of December 31, 2019, and such Named Executive Officers and non-employee directors will continue to be required to achieve the applicable level of ownership set forth in the 2017 Policy in addition to the 2019 Policy. Stock ownership which qualifies under either the 2017 Policy or 2019 Policy will also qualify in determining stock ownership for the other policy.
Compensation Clawback Policy
Currently, we have not implemented a policy regarding retroactive adjustments to any cash or equity-based incentive compensation paid to our Named Executive Officers or other employees where the payments were predicated upon the achievement of financial results that were subsequently the subject of a financial restatement. We intend to adopt a clawback policy once the SEC adopts final rules implementing the requirement of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.
Derivative Trading, Short Sales, Margin Accounts and Hedging
Pursuant to our Insider Trading Policy, we do not permit our executive officers or the non-employee members of our Board of Directors to sell short our securities.
In addition, we prohibit our executive officers and the non-employee members of our Board of Directors from holding our securities in a margin account. We further prohibit our executive officers and our non-employee members of our Board of Directors from purchasing or selling publicly-traded options and other derivatives with respect to our securities, including for any hedging or similar transaction. Our Insider Trading Policy discourages, but does not prohibit, our other employees from engaging in any of the types of transactions described above.
Tax and Accounting Considerations
In designing our executive compensation program, the Compensation Committee considers the anticipated tax and accounting implications to NI and our executive officers. While the Compensation Committee considers the applicable tax and accounting treatment of the elements of our executive compensation program, these factors are not dispositive in its decision making.
Deductibility of Executive Compensation
Section 162(m) of the Code imposes a limit on the deductibility for federal income tax purposes of any remuneration in excess of $1 million paid to our CEO, Chief Financial Officer, and each of the next three most highly-compensated executive officers of the company. The Tax Cuts and Jobs Act eliminated the exemption for the chief financial officer and for “performance-based compensation” beginning January 1, 2018. As a result, subject to certain limited exceptions, we expect that compensation paid to our Named Executive Officers in excess of $1 million
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generally will not be deductible. While the Compensation Committee has taken steps in the past to preserve tax deductibility under Section 162(m), it has retained and will continue to retain authority to approve compensation arrangements that may not be fully tax deductible by reason of Section 162(m).
Accounting for Stock-Based Compensation
The Compensation Committee takes accounting considerations into account in designing compensation plans and arrangements for our executive officers and other employees including FASB ASC Topic 718, the standard which governs the accounting treatment of certain stock-based compensation. Among other things, ASC Topic 718 requires NI to record a compensation expense in its income statement for all equity awards granted to our executive officers and other employees. This compensation expense is based on the grant date “fair value” of the equity award and, in most cases, will be recognized ratably over the award’s requisite service period (which, generally, will correspond to the award’s vesting schedule). This compensation expense is also reported in the Summary Compensation Table, even though recipients may never realize any value from their equity awards.
Compensation Committee Report*
The Compensation Committee of NI has reviewed and discussed the Compensation Discussion and Analysis required by Regulation S-K Item 402(b) with management and based upon such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
Respectfully Submitted,
Duy-Loan T. Le, Chair
Dr. Gerhard P. Fettweis
Liam K. Griffin
Charles J. Roesslein
*
The foregoing Report of the Compensation Committee is not to be deemed to be “soliciting material” or to be “filed” with the Securities Exchange Commission or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent we specifically request that such information be treated as soliciting material or we specifically incorporate it by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

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Summary Compensation Table
The following table shows the total compensation earned by NI’s Named Executive Officers during the years ended December 31, 2019, December 31, 2018, and December 31, 2017:
Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
Alexander M. Davern* Chief Executive Officer	2019	$775,754	$1,000	$7,474,792 (5)	$213,332	$23,096	$8,487,974
	2018	725,004	—	2,213,100	599,584	11,208	3,548,896
	2017	700,000	—	6,364,500	429,800	11,208	7,505,508
Eric H. Starkloff** President and Chief Operating Officer	2019	551,250	—	1,737,863	106,116	50,645	2,445,874
	2018	437,500	—	2,156,673	228,813	19,343	2,842,329
	2017	400,000	1,000	855,750	171,804	36,195	1,464,749
Karen M. Rapp Executive Vice President, Chief Financial Officer and Treasurer	2019	413,438	—	1,359,557	77,520	10,448	1,860,964
	2018	393,750	—	983,600	176,006	5,002	1,558,358
	2017	241,587	—	861,000	80,546	40,318	1,223,450
Scott A. Rust Senior Vice President, Global Product Research and Development	2019	385,000	—	886,650	42,350	11,160	1,325,160
	2018	370,620	—	801,880	165,668	10,588	1,348,756
	2017	355,000	—	684,600	125,670	32,799	1,198,069
John C. Roiko Vice President, Finance and Chief Accounting Officer	2019	290,000	—	177,288	32,625	9,543	509,457
	2018	277,380	1,000	149,704	71,286	9,364	508,735
	2017	268,000	—	136,920	50,652	59,226	514,798
*	On October 29, 2019, NI announced that Mr. Davern would remain as CEO of NI until January 31, 2020, and then transition into a strategic advisory role until May 5, 2020.
**
On October 29, 2019, NI announced that Mr. Starkloff was appointed as our CEO, effective February 1, 2020, and continues to serve as President. Mr. Starkloff's base salary increased to $700,000 effective as of February 1, 2020. Mr. Starkloff was promoted to President and Chief Operating Officer in October 2018 and received a salary increase at that time. Mr. Starkloff’s salary shown for 2018 above is pro-rated based upon the number of days during the year the increased salary was in effect.

(1)
These amounts reflect cash payments under NI’s service award program under which all employees, including executives, are eligible to receive awards based on the number of years of continued employment with NI. Awards under this program have historically been in the range of $100 to $1,000 per award, with employees receiving $100 in cash at their 5th anniversary of service with NI and $1,000 in cash at their 10th, 15th, 20th and 25th anniversaries of service with NI.

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(2)
The amounts included in the table for stock awards is the dollar amount recognized for financial statement reporting purposes with respect to the applicable fiscal year in accordance with FASB ASC Topic 718. These dollar amounts reflect NI’s accounting expense for these stock awards and may not correspond to the actual value that will be recognized by the Named Executive Officers. The dollar amount recognized for financial statement reporting purposes is the aggregate grant date fair value, which is expensed monthly based on the estimated vesting period of the corresponding grant. The estimated vesting period of grants of RSUs to Named Executive Officers ranges from 36 months to 108 months. The fair values of target PRSUs at the grant date are estimated using a Monte Carlo simulation. The determination of fair value of PRSUs is affected by our stock price and a number of assumptions including the expected volatility, expected dividend yield and the risk-free interest rate. Our expected volatility at the date of grant was based on the historical volatilities of our stock and the companies included in the Index over the performance period. Although the assumed probable outcome as of the grant date was achievement at the target level, the terms of the awards for PRSUs also provide for achievement of up to 200% of the target amount (the “maximum”). See Note 5 below for additional information regarding Mr. Davern's equity awards. The table below presents the aggregate grant date fair value of stock awards for the periods presented assuming achievement at the maximum level for PRSUs:

Name and Principal Position	Year	RSU Award	PRSU Award at Maximum Level	Total
Alexander M. Davern Chief Executive Officer	2019	$2,343,660	$4,687,320	$7,030,980
	2018	2,213,100	—	2,213,100
	2017	6,364,500	—	6,364,500
Eric H. Starkloff President and Chief Operating Officer	2019	762,589	1,525,178	2,287,767
	2018	2,156,673	—	2,156,673
	2017	855,750	—	855,750
Karen M. Rapp Executive Vice President, Chief Financial Officer and Treasurer	2019	596,585	1,193,170	1,789,755
	2018	983,600	—	983,600
	2017	861,000	—	861,000
Scott A. Rust Senior Vice President, Global Product Research and Development	2019	389,069	778,139	1,167,208
	2018	801,880	—	801,880
	2017	684,600	—	684,600
John C. Roiko Vice President, Finance and Chief Accounting Officer	2019	77,796	155,591	233,387
	2018	149,704	—	149,704
	2017	136,920	—	136,920
(3)	These amounts reflect the sum of the amounts earned by Named Executives Officers under the CPB and AIP for 2019, 2018 and 2017, as shown in the table below:
Named Executive Officer	Year	CPB	AIP	Total
Alexander M. Davern	2019	$—	$ 213,332	$ 213,332
	2018	48,581	551,003	599,584
	2017	37,800	392,000	429,800
Eric H. Starkloff	2019	—	106,116	106,116
	2018	29,313	199,500	228,813
	2017	21,804	150,000	171,804
Karen M. Rapp	2019	—	77,520	77,520
	2018	26,381	149,625	176,006
	2017	13,046	67,500	80,546
Scott A. Rust	2019	—	42,350	42,350
	2018	24,832	140,836	165,668
	2017	19,170	106,500	125,670
John C. Roiko	2019	—	32,625	32,625
	2018	18,584	52,702	71,286
	2017	14,472	36,180	50,652
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(4)
These amounts represent NI contributions to the 401(k) Plan on behalf of the Named Executive Officers, the full dollar value of premiums paid by NI for term life insurance on behalf of the Named Executive Officers for 2019, 2018 and 2017, and certain other payments in the amounts shown below:

Named Executive Officer	Year	NI Contributions to 401(k) Plan	Term Life Insurance Premium Paid by NI for Benefit of the Insured	Other *	Total
Alexander M. Davern	2019	$10,800	$360	$11,936	$23,096
	2018	10,800	408	—	11,208
	2017	10,800	408	—	11,208
Eric H. Starkloff	2019	8,748	360	41,537	50,645
	2018	8,748	408	10,187	19,343
	2017	8,748	408	27,039	37,195
Karen M. Rapp	2019	10,088	360	—	10,448
	2018	4,594	408	—	5,002
	2017	—	318	40,000	40,318
Scott A. Rust	2019	10,800	360	—	11,160
	2018	10,180	408	—	10,588
	2017	8,640	408	23,751	32,799
John C. Roiko	2019	9,183	360	—	9,543
	2018	8,956	408	—	9,364
	2017	8,818	408	50,000	59,226
Other than the foregoing, for 2019, 2018 and 2017, NI did not provide its Named Executive Officers with any form of compensation that would be reportable under Item 402(c)(2)(ix) of Regulation S-K. NI does not pay or accrue cash dividends on unvested RSUs.
*
For 2019, the dollar amounts listed in “Other” reflect fees and expenses paid by NI related to the negotiation of Mr. Davern's Transition Agreement and Mr. Starkloff's Executive Employment Agreement and amounts paid by NI in connection with Mr. Starkloff’s participation in an incentive award trip. For 2018, the dollar amounts listed in “Other” reflect amounts paid by NI in connection with Mr. Starkloff’s participation in an incentive award trip. For 2017, the dollar amounts listed in “Other” reflect amounts paid by NI in connection with Mr. Starkloff and Mr. Rust’s participation in an incentive award trip, a signing bonus paid to Ms. Rapp upon her employment as Chief Financial Officer and a bonus paid to Mr. Roiko as Interim Chief Financial Officer.

(5)
The disclosed number reflects a calculation made pursuant to FASB ASC Topic 718 which requires disclosure of the combined value of Mr. Davern's Original Grant Value (defined below) and the incremental fair value of the unvested RSUs described below. Mr. Davern, our Chief Executive Officer during 2019, was granted 53,000 RSUs and 53,000 PRSUs in February 2019 with an aggregate grant date fair value of $5,340,969 (“Original Grant Value”). On October 29, 2019, we announced that Mr. Davern would remain as CEO of NI until January 31, 2020, and then transition from his service as CEO of NI into a strategic advisory role until May 5, 2020. Pursuant to Mr. Davern’s Transition Agreement, effective October 28, 2019, all of Mr. Davern’s PRSUs are forfeited and Mr. Davern is expected to receive upon signing of his Separation Agreement in May 2020, accelerated vesting of all outstanding equity awards subject solely to service-based vesting that would have vested from October 29, 2019 through May 5, 2021. All of Mr. Davern’s unvested RSUs subject to outstanding equity awards other than those subject to such accelerated vesting are forfeited as of the Termination Date pursuant to his Transition Agreement. The amount included in the table for Mr. Davern’s stock awards in 2019 reflects the incremental fair value, computed in accordance with FASB ASC Topic 718, associated with the acceleration of such RSUs of $2,133,823 plus the Original Grant Value. Such amount does not deduct a value for RSUs or PRSUs forfeited by Mr. Davern upon signing of the Separation Agreement. The total aggregate grant date fair value of the forfeited RSUs and PRSUs is $5,161,310. Had the total aggregate fair value of the forfeited RSUs and PRSUs been deducted, the amount included in the table for stock awards would have been $2,313,482.

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GRANTS OF PLAN-BASED AWARDS
FOR FISCAL YEAR ENDED DECEMBER 31, 2019
Name	Grant Date (1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards: Number of Shares of Stock or Stock Units			All Other Stock Awards: Number of Shares of Stock or Units (5)	Aggregate Grant Date Fair Value of Stock Awards
		Threshold (2)	Target (3)	Maximum (4)	Threshold	Target	Maximum
Alexander M. Davern
Annual Incentive Program (AIP)		—	$775,754	$1,551,508				—	—
Annual Company Performance Bonus Program (CPB)		—	—	—				—	—
2015 Incentive Plan - 2019 RSU Grant	2/1/2019	—	—	—				53,000	$2,343,660
2015 Incentive Plan - 2019 PRSU Grant	2/1/2019	—	—	—	26,500	53,000	106,000	53,000	2,997,309
RSU Modification (6)								52,108	2,133,823
Eric H. Starkloff
Annual Incentive Program (AIP)		—	385,875	771,750				—	—
Annual Company Performance Bonus Program (CPB)		—	—	—				—	—
2015 Incentive Plan - RSUs	1/22/2019	—	—	—				16,625	762,589
2015 Incentive Plan - PRSUs	1/22/2019	—	—	—	8,312.5	16,625	33,250	16,625	975,274
Karen M. Rapp
Annual Incentive Program (AIP)		—	206,719	392,766				—	—
Annual Company Performance Bonus Program (CPB)		—	—	—				—	—
2015 Incentive Plan - RSUs	1/22/2019	—	—	—				13,006	596,585
2015 Incentive Plan - PRSUs	1/22/2019	—	—	—	6,503	13,006	26,012	13,006	762,972
Scott A. Rust
Annual Incentive Program (AIP)		—	154,000	308,000				—	—
Annual Company Performance Bonus Program (CPB)		—	—	—				—	—
2015 Incentive Plan - RSUs	1/22/2019	—	—	—				8,482	389,069
2015 Incentive Plan - PRSUs	1/22/2019	—	—	—	4,241	8,482	16,964	8,482	497,580
John C. Roiko
Annual Incentive Program (AIP)		—	87,000	165,300				—	—
Annual Company Performance Bonus Program (CPB)		—	—	—				—	—
2015 Incentive Plan - RSUs	1/22/2019	—	—	—				1,696	77,796
2015 Incentive Plan - PRSUs	1/22/2019	—	—	—	848	1,696	3,392	1,696	99,493
(1)	In accordance with Item 402(d)(2)(ii) of Regulation S-K, only grant dates for equity-based awards are reported in this table.
(2)	The AIP and the CPB did not set a threshold amount. See “Compensation Discussion and Analysis” for a description of these programs.
(3)
The AIP and the CPB do not set target amounts. See “Compensation Discussion and Analysis” for a further description of these programs. In accordance with Instruction 2 to Item 402(d) of Regulation S-K, the amounts included under the “Target” column represent the amounts earned in the fiscal year ended December 31, 2019 by the named executive officer under the AIP and the CPB, as applicable.

(4)
The CPB does not set maximum amounts. See “Compensation Discussion and Analysis” for a further description of this program. The amounts set forth in the table above represent the maximum amounts that were achievable under the AIP for 2019.

(5)	For 2019, the Named Executive Officer RSU grants had three-year annual vesting with a vesting commencement date of May 1, 2019.
(6)
We granted these RSUs to Mr. Davern under our equity incentive plans between 2011 and 2019. Their vesting is expected to be accelerated upon signing of the Separation Agreement in connection with Mr. Davern’s Transition Agreement, as described in Note (5) to the Summary Compensation Table. The Transition Agreement was effective as of October 28, 2019. The amount shown in the “Aggregate Grant Date Fair Value of Stock Awards” column represents the incremental change in the grant date fair value under FASB ASC Topic 718 that resulted from the acceleration of vesting.

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Summary Compensation Table and Grants of Plan-Based Awards Table Discussion
The level of salary and bonus in proportion to total compensation ranged from approximately 12% to 57% for each of the Named Executive Officers in 2019.
The terms of Mr. Davern’s and Mr. Starkloff’s employment include severance payments and payments that may be triggered by a change in control of NI. None of NI’s other employees have employment agreements, severance payment arrangements or other payment arrangements that would be triggered by a merger or other change in control of NI. However, the terms of Mr. Rust’s employment provide for the acceleration of certain restricted stock units in the event of his termination under certain circumstances. See “Potential Payments Upon Termination or Change of Control” for a more detailed discussion of such arrangements.
NI has not repriced or made any material modifications to any equity-based awards to its Named Executive Officers.
OUTSTANDING EQUITY AWARDS AT FISCAL 2019 YEAR-END
	Stock Awards
Named Executive Officer	Number of shares or units of stock that have not vested (#) (1)	Market value of shares or units of stock that have not vested ($) (2)	Equity Incentive plan awards; number of unearned shares, units or other rights that have not vested (#) (3)	Equity Incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($) (4)
Alexander M. Davern	163,624	$6,927,840	53,000	$1,862,228
Eric H. Starkloff	113,423	4,802,330	16,625	605,938
Karen M. Rapp	38,006	1,609,174	13,006	474,035
Scott A. Rust	55,589	2,353,638	8,482	309,147
John C. Roiko	13,875	587,468	1,696	61,815
(1)
Reflects RSUs granted. The RSUs were granted under the 2010 Incentive Plan and 2015 Incentive Plan. RSUs granted under the 2010 Incentive Plan and 2015 Incentive Plan prior to April 2016 vest as to 1/10th of the RSUs on each anniversary of the vesting commencement date, subject to acceleration of vesting in the event that NI achieves certain financial performance goals. The maximum amount of vesting acceleration is an additional 10% of the award per year. For grants made pursuant to the 2010 Incentive Plan, the number of RSUs that can have vesting acceleration each year is determined based upon the extent to which NI attains 40% year over year revenue growth and 18% non-GAAP operating profit as a percent of revenue. Specifically, if NI achieves 40% year over year revenue growth and 18% non-GAAP operating profit as a percent of revenue, then 10% of the total number of RSUs subject to the award shall accelerate. For grants made pursuant to the 2015 Incentive Plan prior to April 2016, the number of RSUs that can have vesting acceleration each year is determined based upon the extent to which NI attains 20% year over year revenue growth and 18% non-GAAP operating profit as a percent of revenue. Specifically, if NI achieves 20% year-over-year revenue growth and 18% non-GAAP operating profit as a percent of revenue, then 10% of the total number of RSUs subject to the award shall accelerate. The earliest an award eligible for acceleration may fully vest is in five years. RSUs granted under the 2010 Incentive Plan and 2015 Incentive Plan prior to April 2016 have a vesting term of ten years. RSUs granted under the 2015 Incentive Plan from April 2016 to April 2018 vest as to 25% of the RSUs on each anniversary of the vesting commencement date. In October 2018, Mr. Starkloff received a 25,000 RSU award that will vest 100% on the anniversary of the vesting commencement date. In January 2019 and thereafter RSUs vest as to 1/3rd of the RSUs on each anniversary of the vesting commencement date. These RSUs are subject to the continued service of the Named Executive Officer on each such vesting date. The vesting commencement dates for these awards are set forth in the table below.

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Named Executive Officer	Number of Shares or Units of Stock That Have Not Vested	Grant Date	Vesting Commencement Date
Alexander M. Davern	53,000	2/1/2019	5/1/2019
	33,750	4/25/2018	5/1/2018
	25,000	4/25/2017	5/1/2017
	—	1/24/2017	12/15/2017
	16,295	4/26/2016	5/1/2016
	14,397	4/21/2015	5/1/2015
	6,948	4/22/2014	5/1/2014
	5,415	4/23/2013	5/1/2013
	6,127	4/18/2012	5/1/2012
	2,692	4/20/2011	5/1/2011
Eric H. Starkloff	16,625	1/22/2019	5/1/2019
	25,000	10/23/2018	5/1/2019
	16,305	4/25/2018	5/1/2018
	12,500	4/25/2017	5/1/2017
	16,295	4/26/2016	5/1/2016
	14,397	4/21/2015	5/1/2015
	6,948	4/22/2014	5/1/2014
	2,707	4/23/2013	5/1/2013
	1,838	4/18/2012	5/1/2012
	808	4/20/2011	5/1/2011
Karen M. Rapp	13,006	1/22/2019	5/1/2019
	15,000	4/25/2018	5/1/2018
	10,000	7/25/2017	5/1/2017
Scott A. Rust	8,482	1/22/2019	5/1/2019
	12,228	4/25/2018	5/1/2018
	10,000	4/25/2017	5/1/2017
	9,776	4/26/2016	5/1/2016
	8,639	4/21/2015	5/1/2015
	2,316	4/22/2014	5/1/2014
	1,625	4/23/2013	5/1/2013
	1,715	4/18/2012	5/1/2012
	808	4/20/2011	5/1/2011
John C. Roiko	1,696	1/22/2019	5/1/2019
	2,283	4/25/2018	5/1/2018
	2,000	4/25/2017	5/1/2017
	2,608	4/26/2016	5/1/2016
	2,303	4/21/2015	5/1/2015
	867	4/23/2013	5/1/2013
	1,471	4/18/2012	5/1/2012
	647	4/20/2011	5/1/2011
(2)	Calculated by multiplying the number of shares of RSUs by $42.34, the closing price of our Common Stock on December 31, 2019.
(3)
Reflects PRSU awards granted. The PRSU awards were made under the 2015 Incentive Plan. As previously noted, Mr. Davern's PRSUs are forfeited as of the Termination Date pursuant to the Transition Agreement.

(4)
The fair values of PRSUs are as of on December 31, 2019 and estimated using a Monte Carlo simulation. The determination of fair value of the PRSUs is affected by our stock price and a number of assumptions including the expected volatility, expected dividend yield and the risk-free interest rate. Our expected volatility at the date of grant was based on the historical volatilities of our stock and the companies included in the Index over the performance period. As previously noted, Mr. Davern's PRSUs are forfeited as of the Termination Date pursuant to the Transition Agreement.

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STOCK VESTED
FOR FISCAL YEAR ENDED DECEMBER 31, 2019
	Stock Awards
Named Executive Officer	Number of Shares Acquired on Vesting	Value Realized on Vesting
Alexander M. Davern (1)	38,831	$1,828,940
Alexander M. Davern (2)	50,000	2,127,500
Eric H. Starkloff (1)	21,946	1,033,657
Karen M. Rapp (1)	10,000	471,000
Scott A. Rust (1)	15,403	725,481
John C. Roiko (1)	4,356	205,168
(1)	Calculated by using the NI common stock closing price for the day immediately preceding the vesting date of May 1, 2019, which was $47.10 per share.
(2)	Calculated by using the NI common stock closing price for the day immediately preceding the vesting date of December 16, 2019, which was $42.55 per share.
Pension Benefits and Nonqualified Deferred Compensation
NI does not have any pension plans, non-qualified defined contribution plans or non-qualified deferred compensation plans.
Potential Payments Upon Termination or Change in Control
Our employment arrangements with each of Mr. Davern and Mr. Starkloff, summarized below, include severance or other payment arrangements that would be triggered by a termination, merger or other change in control of NI.
Arrangements with Mr. Davern: NI entered into an employment agreement with Mr. Davern in connection with his appointment as CEO (the “Davern CEO Agreement”). Under the Davern CEO Agreement, the initial term of Mr. Davern’s employment as Chief Executive Officer extended from January 1, 2017 through December 31, 2019.
On October 28, 2019, NI entered into a Transition Agreement with Mr. Davern pursuant to which Mr. Davern transitioned from his service as Chief Executive Officer on January 31, 2020 into a strategic advisory role whereby he is providing certain transition and advisory services to NI through May 5, 2020 (the “Transition Period”). The Transition Agreement superseded and replaced the CEO Agreement as of October 28, 2019. During the Transition Period, if either NI terminates the employment of Mr. Davern without Cause (as defined in the Transition Agreement) or the parties mutually agree to terminate prior to May 5, 2020, Mr. Davern will receive a lump sum equal to $267,063, reflecting any remaining base salary that would have been received under the Transition Agreement and, provided Mr. Davern signs his Separation Agreement, the benefits offered under such Separation Agreement. If such termination occurred on December 31, 2019 and, assuming Mr. Davern had signed his Separation Agreement on December 31, 2019, Mr. Davern’s equity awards that are subject only to service-based vesting, and scheduled to vest prior to May 5, 2021, would accelerate vesting as of the termination date for an amount equal to $4,510,269, based upon the closing market price of NI’s common stock at December 31, 2019, which was $42.34 per share (the “Applicable Price”). Mr. Davern's unvested PRSUs would be forfeited pursuant to the Transition Agreement. Mr. Davern’s health continuation coverage costs will be paid through May 31, 2021 under the Separation Agreement for a value of $33,821, assuming a termination occurred as of December 31, 2019. If a Change in Control had occurred as of December 31, 2019 in connection with a termination that resulted in acceleration under the terms of our equity incentive plans and equity award agreements of all unvested equity awards outstanding as of such date, the value of equity awards included with such termination benefits would be as set forth under the “Potential Value of Equity Awards Upon a Change in Control” table below.
Arrangements with Mr. Starkloff: NI entered into an offer letter with Mr. Starkloff, dated October 23, 2018, in connection with his appointment as President and Chief Operating Officer (the “Offer Letter”). Under the Offer Letter, Mr. Starkloff’s employment was “at-will” for no specific time period and could have been terminated by Mr. Starkloff or NI at any time, with or without cause or advance notice. In the event Mr. Starkloff’s employment was terminated by NI
47

other than for Cause or Disability (each as defined in the Offer Letter) or death, or by Mr. Starkloff for Good Reason (as defined in the Offer Letter), subject to him executing and not revoking a release of claims in favor of NI and meeting other requirements in the Offer Letter, Mr. Starkloff would have been entitled to receive a cash payment (the “Starkloff COO Severance Payment”), which is equal to the sum of (i) a lump-sum payment equal to 100% of base salary in effect on the termination date, (ii) a lump-sum payment equal to (A) the AIP bonus at target level for the year of termination, multiplied by (B) the average of actual AIP performance percentage over the previous three completed performance years (determined based on the actual payout as a percentage of the target AIP bonus for each such year), and (iii) payment of monthly premiums for continued medical, dental and vision insurance coverage under COBRA (if Mr. Starkloff had timely elected COBRA coverage) or a taxable monthly payment of an equivalent amount in the event providing such payment would violate any applicable law or result in an excise tax to the company, in either case, until the earliest of (A) the date that was twelve months following the Termination Date, (B) the date when Mr. Starkloff was offered substantially equivalent health insurance coverage in connection with new employment, or (C) the date upon which Mr. Starkloff ceased to be eligible for coverage under COBRA or other applicable law or policy governing such coverage. In addition, Mr. Starkloff would have received accelerated vesting of the number of outstanding RSUs, excluding the Promotion RSUs (as defined in the Offer Letter) which would not have been subject to acceleration under this paragraph, that would have vested if Mr. Starkloff had remained employed by the company for twelve (12) months following the termination date. A Starkloff COO Severance Payment of $814,466 would have been payable to Mr. Starkloff if a termination event had occurred on December 31, 2019. If such termination event had occurred on December 31, 2019, the value of such accelerated RSUs would have been $1,099,866, based upon the Applicable Price. If a Change in Control had occurred as of December 31, 2019 in connection with a termination that resulted in acceleration under the terms of our equity incentive plans and equity award agreements of all unvested equity awards outstanding as of such date, instead of the value of the equity awards included in the termination benefits above, the value of equity awards included with such termination benefits would be as set forth under the “Potential Value of Equity Awards Upon a Change in Control” table below.
On October 28, 2019, NI entered into the Starkloff Executive Employment Agreement with Mr. Starkloff, pursuant to which Mr. Starkloff was appointed as our Chief Executive Officer, effective February 1, 2020. The Starkloff Executive Employment Agreement initially entitled Mr. Starkloff to participate in the AIP and the CPB with an AIP target of 110% of his base salary and an CPB target of 25% of his base salary. On February 3, 2020, the Starkloff Executive Employment Agreement was amended to reflect the implementation of the EIP. Pursuant to the amendment, in lieu of Mr. Starkloff’s participation in the AIP and CPB, Mr. Starkloff will have an annual EIP target of 135% of his base salary. In the event Mr. Starkloff’s employment is terminated either by NI without Cause or Mr. Starkloff resigns for Good Reason (as such terms are defined in the Employment Agreement), subject to him executing and not revoking a release of claims in favor of NI and meeting other requirements in the Starkloff Executive Employment Agreement, Mr. Starkloff will be entitled to receive (the “Starkloff Employment Agreement Severance Payment”) (i) continuing severance pay at a rate equal to one-hundred percent (100%) of his Base Salary, as then in effect (less applicable withholding), for a period of eighteen (18) months from the date of such termination, paid in accordance with NI’s normal payroll practices; (ii) to the extent not already earned and accrued, a lump sum equivalent to one hundred percent (100%) of his EIP bonus as in effect at the time of the applicable termination or resignation, less applicable withholding, which amount shall be paid at such time annual bonuses are paid to other senior executives of NI (for avoidance of doubt in no case would Mr. Starkloff be entitled to more than one EIP bonus payment under the terms of this provision); (iii) accelerated vesting of Mr. Starkloff’s outstanding RSUs that would have vested had he remained employed by NI for twelve (12) months following the termination date, and subject to any required approval by the Board; and (iv) provided he timely elects healthcare continuation coverage under COBRA, NI reimbursement of Mr. Starkloff for, or direct payment of, his COBRA premiums (at the coverage level in effect immediately prior to his termination) until the earlier of eighteen (18) months following the termination date or the date Mr. Starkloff becomes covered under similar plans. If NI determines, in its sole discretion, that it cannot provide the foregoing benefit related to COBRA premiums without potentially violating, or being subject to an excise tax under applicable law, NI will instead provide a taxable monthly payment of an equivalent amount, which will be made regardless of whether Mr. Starkloff elects COBRA, and continue until the earlier of eighteen (18) months following termination or the date Mr. Starkloff becomes covered under similar plans. If the Starkloff Executive Employment Agreement had been in effect on December 31, 2019, the Starkloff Employment Agreement Severance Payment would have been $4,184,576 (including the value of accelerated RSUs at the Applicable Price of $2,158,366). Notwithstanding any contrary provision, if a termination described in the Starkloff Executive Employment Agreement occurs within the period beginning three months prior to a Change in Control (as such term is defined in the Starkloff Executive Employment Agreement, as amended) and ending twelve (12) months following a Change in Control, then Mr. Starkloff will be entitled to receive the same severance described in the preceding paragraph except the severance amount set forth
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in (i) above will be paid in a lump-sum on the sixtieth (60th) day following the termination date. For avoidance of doubt, Mr. Starkloff’s equity awards will remain subject to the Change in Control vesting or other treatment as provided for pursuant to the terms of NI’s equity plan and his equity award agreements, as applicable, notwithstanding his eligibility to receive vesting acceleration set forth in (iii) above. If a Change in Control had occurred as of December 31, 2019 in connection with a termination that resulted in acceleration under the terms of our equity incentive plans and equity award agreements of all unvested equity awards outstanding as of such date, instead of the value of the equity awards included in the termination benefits above, the value of equity awards included with such termination benefits would be as set forth under the “Potential Value of Equity Awards Upon a Change in Control” table below.
Other arrangements: None of NI’s other executives have employment agreements, severance payment arrangements or other payment arrangements that would be triggered by a termination, merger or other change of control of NI. However, the terms of Mr. Rust’s employment provides for acceleration of certain restricted stock units in the event of his termination under certain circumstances and each of our Named Executive Officers have PRSUs under our 2015 Incentive Plan with special vesting terms upon a change of control, and may benefit, along with non-executive employees, from accelerated vesting under the terms of our 2015 Incentive Plan and 2010 Incentive Plan that are applicable to all participating employees, as further described below.
Mr. Rust is a party to an Acceleration Agreement with NI. The Acceleration Agreement provides for the immediate vesting of all of Mr. Rust’s then outstanding restricted stock units in the event Mr. Rust’s employment is terminated without Cause or he resigns for Good Reason (as defined in the Acceleration Agreement), subject to him executing and not revoking a release of claims in favor of NI and meeting other requirements in the Acceleration Agreement. If a termination event had occurred on December 31, 2019, the value of such accelerated restricted stock units would have been $2,712,766, based upon the Applicable Price.
Additionally, NI’s Named Executive Officers may benefit along with non-executive employees of NI from acceleration provisions under NI’s equity incentive plans. The 2010 Incentive Plan provides for acceleration of all unvested restricted stock units in the event of a change of control of NI or the award recipient’s death or disability (each, an “acceleration event”). A change of control under the 2010 Incentive Plan means any of the following events:
•	any person becomes the beneficial owner of fifty percent (50%) or more of the total voting power represented by NI’s outstanding voting securities;
•	existing members of NI’s Board of Directors cease to constitute at least a majority of the Board of Directors;
•	a public announcement is made of a tender or exchange offer for fifty percent (50%) or more of the outstanding voting securities of NI and it is not opposed by NI’s Board of Directors;
•
the stockholders of NI approve a merger or consolidation of NI with any other corporation or partnership, unless NI stockholders prior to such transaction will hold a majority of the voting power of the surviving or acquiring entity; or

•	the stockholders of NI approve a plan of complete liquidation of NI or an agreement for the sale or disposition by NI of all or substantially all of NI’s assets.
In the case of unvested restricted stock units under the 2010 Incentive Plan, 100% of the restricted stock units that have not vested as of the date of death or disability will immediately vest.
Pursuant to the 2015 Incentive Plan, in the event of a change in control of NI, awards will be treated as determined by the administrator, including that each award be assumed or substituted by the successor corporation; provided that, in the event the successor corporation does not assume or substitute awards, the restriction period of any award of restricted stock or restricted stock units shall immediately be accelerated and the restrictions shall expire. Following any such assumption or substitution of awards, if an employee is terminated without Cause (as defined in the 2015 Incentive Plan) within twenty-four (24) months following the change in control, then the vesting of such employee’s awards will accelerate and the restricted stock units will immediately become fully vested.
A change in control under the 2015 Incentive Plan means any of the following events:
•	any person becomes the beneficial owner of fifty percent (50%) or more of the total voting power represented by NI’s outstanding voting securities;
•	the sale or disposition by NI of all or substantially all of its assets;
•	existing members of NI’s Board of Directors cease to constitute at least a majority of the Board of Directors; or
49

•
the consummation of a merger or consolidation of NI with any other corporation, unless NI stockholders prior to such transaction will hold at least 50% of the voting power of the surviving or acquiring entity.

Notwithstanding the provisions of the 2015 Incentive Plan, with respect to PRSUs, if a change in control occurs before the last day of the performance period, and such PRSUs are accelerated, rather than vesting based on our TSR relative to the Index during the performance period, the number of PRSUs eligible to vest will equal 100% of the target number of PRSUs. The number of PRSUs so determined will be scheduled to vest in equal monthly installments following the change in control over the remainder of the original performance period.
Following any assumption or substitution of any equity awards, if the employment of an employee is terminated without “cause” (as defined in the 2015 Incentive Plan) within 24 months following the change in control of NI, then the vesting of such employee’s award will immediately accelerate and the restricted stock, RSUs and PRSU awards will immediately become fully vested. No PRSUs were awarded prior to 2019.
If a Change in Control had occurred as of December 31, 2019 that resulted in the acceleration under the terms of out equity incentive plans and equity award agreements of all unvested awards outstanding as of such date, the value of such accelerated awards based on the Applicable Price for our Named Executive Officers would have been as set forth in the table below:
Potential Value of Equity Awards Upon a Change of Control
Named Executive Officer	RSUs	PRSUs
Alexander M. Davern	$6,927,840	$2,244,020
Eric H. Starkloff	4,802,330	703,903
Karen M. Rapp	1,609,174	550,674
Scott A. Rust	2,353,638	359,128
John C. Roiko	587,468	71,809
CEO PAY RATIO DISCLOSURE
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO for fiscal year 2019, Alex Davern.
For 2019, our last completed fiscal year, we have estimated the median of the annual total compensation of all employees of our company (other than our CEO), was $49,581; and the annual total compensation of our CEO, as reported in the Summary Compensation Table presented elsewhere in this Proxy Statement, was $8,487,974.
Based on this information, for fiscal year 2019, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of employees was 171 to 1. We believe this pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustments, and estimates that we used were as follows:
•
We selected December 6, 2017, the date of the most recent and validated global employee data file, as the date upon which we identified the median employee. We used the same median employee as last year because we believe there has been no change in our employee population or employee compensation arrangements during 2019 that would significantly impact the pay ratio disclosure.

•
We excluded employees in those countries that represented less than 0.5% of our total global population. The total number of employees subject to this exclusion equaled 4.6% of our total global population, as permitted by the applicable SEC de minimis rule. The jurisdictions from which those employees are being excluded, and the approximate number of employees excluded from each jurisdiction, are as follows: Lebanon, 34, Canada, 31, Sweden, 29, Netherlands, 27, Ireland, 24, Australia, 22, Switzerland, 22, Philippines, 20, Spain, 18, Finland, 16, Poland, 14, Belgium, 12, Israel, 11, Thailand, 11, Czech Republic, 10, Hong Kong, 10, Austria, 9, Indonesia, 9, Colombia, 8, Turkey, 8, South Africa, 7, Denmark, 5, Viet Nam, 5, Egypt, 3, Slovenia, 3, Chile, 2, New Zealand, 2, and Norway, 2. The total number of U.S. and non-U.S.

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employees irrespective of the exemption was 8,050. The number of U.S. and non-U.S. employees used for the de minimis calculation was 374. We also excluded those employees classified as “contingent workers” as well as employees with termination dates during December 2017 to January 2018, as they would not be active in the future and should not be eligible for selection as our “median” employee.
•
We identified the “median employee” taking all employees, excluding the CEO and the other excluded groups described above, and ranking them based on annualized U.S. dollar equivalent base salary, converting the base salary in local currency utilizing the latest exchange rate table provided by our finance team.

•
After identifying the “median employee,” we identified and calculated the elements of such employee’s compensation for fiscal year 2019 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $49,581.

•	With respect to the annual total compensation for the CEO, we used the amount reported in the “Total” column of our 2019 Summary Compensation Table.
DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires NI’s officers and directors, and persons who own more than 10% of a registered class of NI’s equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish NI with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, NI believes that, during the fiscal year ended December 31, 2019, all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were satisfied except that there were two late Forms 4 filed for Mr. Kodosky with respect to four transactions, each.
EQUITY COMPENSATION PLAN INFORMATION
The number of shares issuable upon exercise of outstanding RSU awards granted to employees and non-employee directors, as well as the number of shares remaining available for future issuance, under NI’s equity compensation plans as of December 31, 2019, are summarized in the table below. NI had no outstanding options, warrants or other rights under equity compensation plans as of such date.
Plan category	Number of shares to be issued upon vesting of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights (2)	Number of shares remaining for future issuance under equity compensation plans
Equity compensation plans approved by stockholders	3,289,637(1)	—	6,006,541(3)
Equity compensation plans not approved by stockholders	—	—	—
Total	3,289,637	—	6,006,541
(1)	Includes 3,289,637 shares to be issued upon the vesting of outstanding RSUs.
(2)	All awards were RSUs which do not have an exercise price. The weighted average grant date fair value per share of outstanding RSUs was $41.01.
(3)	Includes 1,920,771 shares available for future issuance under the 2015 Incentive Plan and 4,085,770 shares available for future issuance under the ESPP.
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REPORT OF THE AUDIT COMMITTEE*
The Audit Committee operates under a written charter adopted by the Board of Directors. The members of the Audit Committee are Charles J. Roesslein, James E. Cashman, III, Dr. Gerhard P. Fettweis and Michael E. McGrath. All members of the Audit Committee meet the independence requirements of the Nasdaq listing standards.
Management is responsible for NI’s internal controls and the financial reporting process. NI’s independent registered public accounting firm is responsible for performing an independent audit of NI’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and for issuing opinions on the conformity of those audited financial statements with U.S. generally accepted accounting principles and the effectiveness of NI’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.
The Audit Committee schedules its meetings and conference calls with a view to ensuring it devotes appropriate attention to all of its tasks. The Audit Committee met five times during fiscal 2019 to carry out its responsibilities. The Audit Committee regularly meets privately with NI’s independent registered public accounting firm, internal audit personnel, and management, each of whom has unrestricted access to the Audit Committee. The Audit Committee evaluated the performance of the items enumerated in the Audit Committee Charter, which includes oversight of NI’s internal audit function.
As part of its oversight of NI’s financial statements, the Audit Committee reviewed and discussed with both management and the independent registered public accounting firm NI’s quarterly and audited fiscal year financial statements, including a review of NI’s Annual Report on Form 10-K. The Audit Committee also reviewed and approved the independent registered public accounting firm’s work plan, audit fees, and all non-audit services performed by the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm any matters required to be discussed by Auditing Standard No. 1301, Communication with Audit Committees, as amended.
The Audit Committee has also received the written disclosures from Ernst & Young LLP required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and the Audit Committee has discussed the independence of Ernst & Young LLP with that firm. The Audit Committee has implemented a procedure to monitor the independence of NI’s independent registered public accounting firm.
Based upon the Audit Committee’s discussions with management and Ernst & Young LLP and the report of Ernst & Young LLP to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in NI’s Annual Report on Form 10-K for the year ended December 31, 2019, which was filed with the SEC.
AUDIT COMMITTEE
Charles J. Roesslein, Chair
James E. Cashman, III
Dr. Gerhard P. Fettweis
Michael E. McGrath
*
The foregoing Report of the Audit Committee is not to be deemed to be “soliciting material” or to be “filed” with the Securities Exchange Commission or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent we specifically request that such information be treated as soliciting material or we specifically incorporate it by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

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PROPOSAL TWO: APPROVAL OF THE NATIONAL INSTRUMENTS CORPORATION
2020 EQUITY INCENTIVE PLAN
Our stockholders are being asked to approve the National Instruments Corporation 2020 Equity Incentive Plan (the “2020 Incentive Plan”) so that it may be used to achieve NI's compensatory goals. Our current equity plan, the 2015 Incentive Plan, is scheduled to terminate upon the date of the Annual Meeting (the “Annual Meeting Date”). The 2020 Incentive Plan would replace the 2015 Incentive Plan, although the 2015 Incentive Plan will continue to govern outstanding awards previously granted thereunder.
On October 23, 2019, the Board of Directors of NI approved the 2020 Incentive Plan, subject to approval from the stockholders at the Annual Meeting. Approval of the 2020 Incentive Plan requires the affirmative vote of a majority of the shares of common stock that are present, in person or by proxy, and entitled to vote on the proposal. NI's Named Executive Officers and directors have an interest in this proposal as they are expected to receive Awards (defined below) under the 2020 Incentive Plan.
In connection with the approval of the 2020 Incentive Plan, we are requesting stockholder approval of a share reserve under the 2020 Incentive Plan of 4,500,000 shares of NI common stock, plus (i) the number of shares which have been reserved, but not issued under the 2015 Incentive Plan, the 2010 Incentive Plan and the 2005 Incentive Plan as of the Annual Meeting Date, and (ii) any shares returned to the 2015 Incentive Plan, the 2010 Incentive Plan or the 2005 Incentive Plan, as a result of the expiration or termination of Awards (as defined in the 2020 Incentive Plan), or the forfeiture or repurchase of the underlying shares, after the Annual Meeting Date.
By approving the 2020 Incentive Plan, the stockholders will be approving, among other things, a provision that prohibits any Non-Employee Director (defined below) from being granted, in any fiscal year, Awards covering more than 20,000 shares, exclusive of Awards received as an employee or consultant.
We strongly believe that the approval of the 2020 Incentive Plan is essential to NI's continued success. Our service providers are our most valuable asset. Grants of restricted stock units and restricted stock pursuant to the provisions of the 2020 Incentive Plan are crucial to our ability to attract and retain highly skilled individuals and to provide additional incentives to achieve NI's goals. We ask the stockholders to approve the 2020 Incentive Plan. The Board of Directors has not determined what action it will take if the proposal is not approved by the stockholders.
Summary of the 2020 Incentive Plan
The following paragraphs provide a summary of the principal features of the 2020 Incentive Plan and its operation. The following summary is qualified by, and should be read together with, the complete copy of the 2020 Incentive Plan set forth in Exhibit A.
Grants of Awards. The 2020 Incentive Plan provides for the grant of the following types of Awards: (i) restricted stock and (ii) restricted stock units, collectively referred to as “Awards.” Awards may be granted under the 2020 Incentive Plan to employees, directors and consultants of NI and of any parent or subsidiary entity. Subject to the terms of the 2020 Incentive Plan, including the Administrator’s authority to delegate its authority, the Administrator has the sole discretion to determine which service providers will receive Awards, to determine the terms and conditions of those Awards, and to approve forms of agreement for use under the 2020 Incentive Plan.
As of March 6, 2020, approximately 4,959 persons, including approximately 4,947 employees, 5 executive officers and 7 non-employee directors were eligible to receive awards under the 2020 Incentive Plan.
Number of Shares of Common Stock Available Under the 2020 Incentive Plan. Upon stockholder approval, the 2020 Incentive Plan share reserve will include 4,500,000 shares of NI's common stock plus (i) the number of shares which have been reserved but not issued under the 2015 Incentive Plan, the 2010 Incentive Plan and the 2005 Incentive Plan as of the Annual Meeting Date, and (ii) any shares returned to the 2015 Incentive Plan, the 2010 Incentive Plan or the 2005 Incentive Plan, as a result of the expiration or termination of Awards, or the forfeiture or repurchase of the underlying shares, after the Annual Meeting Date.
If any Award granted under the 2020 Incentive Plan expires, is surrendered pursuant to an exchange program or otherwise terminates, or if any restricted shares are otherwise forfeited or repurchased by the company, the shares subject to such Award will become available for future Award grants under the 2020 Incentive Plan. Additionally, shares used to satisfy the tax withholding obligations of an Award will become available for future grant under the 2020 Incentive Plan.
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Adjustment of Reserve and Awards. The number of shares authorized and available for issuance under the 2020 Incentive Plan (and represented by outstanding Awards) shall be adjusted in the event of a stock split, stock dividend, recapitalization, reorganization or similar action.
Administration of the 2020 Incentive Plan. The 2020 Incentive Plan will be administered by the Board, the Compensation Committee or another committee of the Board (the “Administrator”). The Administrator may, in its discretion and to the extent permitted by applicable laws, delegate to a committee, including, but not limited to, one comprised of one or more executive officers of NI, the authority to grant one or more Awards, without further approval of the Administrator. To qualify grants to certain NI officers and employees as exempt from Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”), however, the members of such committee must qualify as “non-employee directors” under Rule 16b-3 (“Non-Employee Directors”).
Restricted Stock. Awards of restricted stock result in the issuance of shares of NI common stock to the recipient, which vest in accordance with the terms and conditions established by the Administrator. Each Award of restricted stock will be evidenced by a written agreement between NI and the participant specifying the number of shares subject to the Award and the other terms and conditions of the Award as determined by the Administrator. Generally, shares of restricted stock will be held by NI in an escrow account until the restrictions on the shares of restricted stock have lapsed. Unless otherwise determined by the Administrator, holders of restricted stock subject to restrictions may exercise voting rights and will be entitled to dividends paid on shares during the restriction period.
Restricted Stock Units. The Administrator may grant restricted stock units, which represent a right to receive cash, shares, or a combination of both at a future date. Restricted stock units will result in a payment to a participant only if the performance goals or other vesting criteria are achieved or the Awards otherwise vest in accordance with their terms. Earned restricted stock units may be paid out in cash, shares of common stock or any combination thereof at the sole discretion of the Administrator.
Performance Goals. In the Administrator’s discretion, Awards granted under the 2020 Incentive Plan may be made subject to the attainment of performance goals, which may include achievement of company-wide, business unit, or individual goals and which may differ from participant to participant and from Award to Award.
Transferability of Awards. Generally, and unless otherwise determined by the Administrator, no Award granted under the 2020 Incentive Plan may be transferred other than by the laws of descent and distribution and all rights with respect to an Award will generally be available only to the participant receiving such Award.
Change in Control. In the event of a Change in Control (as defined in the 2020 Incentive Plan), all outstanding and unvested equity awards will be treated as determined by the Administrator, including that each award be assumed or substituted by the successor corporation; provided, that, in the event the successor corporation does not assume or substitute awards, the restriction period of any award of restricted stock or restricted stock units shall immediately be accelerated and the restrictions shall expire. Following any such assumption or substitution of awards, if an employee is terminated without Cause (as defined in the 2020 Incentive Plan) within twenty-four (24) months following the change in control, then the vesting of such employee’s awards will accelerate and the restricted stock units will immediately become fully vested.
Restructuring. The Award is not affected by a Restructuring (as defined in the 2020 Incentive Plan) that does not occur in connection with a Change in Control, unless otherwise determined by the Administrator in accordance with the terms of the 2020 Incentive Plan.
Amendment and Termination of the 2020 Incentive Plan. The Administrator will have the authority to amend, alter, suspend or terminate the 2020 Incentive Plan, except that stockholder approval will be required to the extent necessary to comply with any applicable laws. Any amendment, alteration, suspension or termination will not, without the consent of the participant, impair the rights or obligations under any Award granted under the 2020 Incentive Plan. The 2020 Incentive Plan will terminate upon NI’s Annual Meeting of Stockholders held in 2025 but no later than December 31, 2025, unless terminated earlier by the Administrator.
Number of Awards Granted
The number of Awards that any employee, consultant or director receives is in the discretion of the Administrator and cannot be determined in advance (other than awards for non-employee directors described in the section titled “Board Compensation—Restricted Stock Unit Awards” above). Future Awards that would be received under the 2020 Incentive Plan by an employee, consultant or director are discretionary and are therefore not determinable at this time.
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We have not approved any Awards that are conditioned on stockholder approval of the 2020 Incentive Plan. If stockholders approve the 2020 Incentive Plan at the Annual Meeting, it is expected that each individual continuing as a non-employee director will receive a grant described in the section titled “Board Compensation—Restricted Stock Unit Awards” above.
The following table sets forth information with respect to the grant of RSUs and PRSUs under the 2015 Incentive Plan during fiscal 2019 (no other type of award was granted under the 2015 Incentive Plan during fiscal 2019) to each of our named executive officers during fiscal 2019 (with roles held during 2019), all current executive officers as a group, all current Non-Employee Directors as a group, and all employees who are not executive officers as a group:
Name of Individual or Group	RSUs Granted (#)	Grant Date Fair Value of RSUs	PRSUs Granted (#)(1)	Grant Date Fair Value of PRSUs ($)
Alexander M. Davern Former Chief Executive Officer	53,000	$2,343,660	106,000	$4,687,320
Eric H. Starkloff President and Chief Executive Officer	16,625	762,589	33,250	1,525,178
Karen M. Rapp Executive Vice President, Chief Financial Officer and Treasurer	13,006	596,585	26,012	1,193,170
Scott A. Rust Senior Vice President, Global Product Research and Development	8,482	389,069	16,964	778,139
John C. Roiko Vice President, Finance and Chief Accounting Officer	1,696	77,796	3,392	155,591
All current executive officers as a group (5 people)	77,297	3,554,181	76,226	3,496,487
All current non-employee directors as a group (7 people)	29,592	1,400,293	—	—
All employees who are not executive officers as a group	1,106,689	50,863,360	109,392	4,842,911
(1)	Amounts indicated are based on maximum achievement of the applicable performance goals.
Federal Tax Aspects
The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the 2020 Incentive Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular individual may be different.
Restricted Stock Awards. There are no immediate tax consequences of receiving an Award of restricted stock for which the recipient does not make an 83(b) election pursuant to the Code. A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. However, the participant may elect, pursuant to Code Section 83(b), to be taxed on the fair market value of the shares on the grant date. Upon subsequent sale of the shares, the participant will recognize gain or loss equal to the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, and such amount will be taxed as short-term or long-term capital gain or loss depending on the holding period for such shares.
Restricted Stock Units. There are no immediate tax consequences of receiving an Award of restricted stock units. A participant who is awarded restricted stock units will be required to recognize ordinary income in an amount equal to the fair market value of the shares issued or cash paid to such participant on the settlement date (i.e. generally, shortly following the vesting event). Any additional gain or loss recognized upon any later disposition of any shares received would be short-term or long-term capital gain or loss depending on the holding period for such shares.
Section 409A. Code Section 409A provides requirements for non-qualified deferred compensation arrangements. If an Award is subject to and fails to satisfy the requirements of Code Section 409A, the recipient of that Award may recognize ordinary income on the amounts deferred under the Award, to the extent vested, which may be prior to when
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the compensation is actually or constructively received. Also, if an Award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. Restricted stock is not subject to Code Section 409A. The RSU Awards will generally be designed with the intent to be exempt from Code Section 409A.
Medicare Surtax. A participant’s annual “net investment income”, as defined in Section 1411 of the Code, may be subject to a 3.8% federal surtax (generally referred to as the “Medicare Surtax”). Net investment income may include capital gain and/or loss arising from the disposition of shares issued under an Award. Whether a participant’s net investment income will be subject to the Medicare Surtax will depend on the participant’s level of annual income and other factors.
Tax Effect for NI. NI generally will be entitled to an income tax deduction in connection with an Award under the 2020 Incentive Plan at the time the participant recognizes such income (for example, the vesting of restricted stock). The amount of such tax deduction generally equals the amount of ordinary income realized by a participant. Special rules limit the deductibility of compensation paid to our chief executive officer and other “covered employees” as determined under Section 162(m) and applicable guidance. Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000.
Vote Required; Recommendation of the Board of Directors
Approval of the National Instruments Corporation 2020 Equity Incentive Plan requires the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote who are present, in person or by proxy, on the proposal.
The Board of Directors unanimously recommends a vote “FOR” the approval of the National Instruments Corporation 2020 Equity Incentive Plan.
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PROPOSAL THREE: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The charter of our Audit Committee provides that the Audit Committee shall appoint, compensate, retain and oversee NI’s independent registered public accounting firm. The Audit Committee has selected Ernst & Young LLP (“E&Y”) as NI’s independent registered public accounting firm for the fiscal year ending December 31, 2020. The Board of Directors is asking the stockholders to ratify this appointment. The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required to ratify the selection of E&Y, which has served as NI’s independent registered public accounting firm since June 2005.
In the event the stockholders fail to ratify the appointment, our Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of NI and NI’s stockholders.
A representative of E&Y is expected to be available at the Annual Meeting to make a statement if such representative desires to do so and to respond to appropriate questions.
Audit Fees
The aggregate fees billed for professional services rendered for the integrated audits of NI’s annual financial statements for the fiscal years ended December 31, 2019 and 2018, for the reviews of the financial statements included in NI’s Quarterly Reports on Form 10-Q for those fiscal years, for the audit of NI’s internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 for those fiscal years, and for statutory audits in various countries were approximately $1,675,000 and $1,883,000, respectively.
Audit-Related Fees
Audit-related fees for 2019 were $5,000. There were no fees billed for audit-related services in 2018.
The services rendered related to professional services that are reasonably related to the performance of the world-wide audit or review of NI's financial statements.
Tax Fees
The aggregate fees billed for professional tax services rendered for 2019 and 2018 were approximately $490,000 and $440,000, respectively. Included in the foregoing tax fees are such services as tax compliance, tax advice and tax planning.
All Other Fees
There were no fees billed for other services in 2019 or 2018.
Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors
The Audit Committee’s policy is to pre-approve all services provided by NI’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may also pre-approve particular services on a case-by-case basis. The independent registered public accounting firm is required to periodically report to the Audit Committee regarding the extent of services provided by such firm in accordance with such pre-approval. The Audit Committee may also delegate pre-approval authority to one of its members. Such member(s) must report any decisions to the Audit Committee at the next scheduled meeting. During 2019, the Audit Committee approved in advance all audit, audit-related, and tax services to be provided by E&Y. E&Y has not performed any “prohibited activities” as such term is defined in Section 201 of the Sarbanes Oxley Act of 2002.
Vote Required; Recommendation of the Board of Directors
Ratification of the appointment of E&Y as National Instruments Corporation’s independent registered public accounting firm requires the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote who are present, in person or by proxy, on the proposal.
Upon the recommendation of the Audit Committee, the Board of Directors unanimously recommends a vote “FOR” the ratification of the Appointment of E&Y as National Instruments Corporation's Independent Registered Public Accounting Firm.
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PROPOSAL FOUR: APPROVAL OF EXECUTIVE COMPENSATION
The Dodd-Frank Act enables our stockholders to vote to approve, on an advisory (non-binding) basis, pursuant to Section 14A of the Exchange Act, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the SEC’s rules (commonly referred to as a “Say-on-Pay”).
As described under the heading “Executive Compensation—Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, retain and motivate our Named Executive Officers, who are critical to our success. We believe that the various elements of our executive compensation program work together to promote our goal of ensuring that total compensation should be related to both NI’s performance and individual performance.
Stockholders are urged to read the “Executive Compensation—Compensation Discussion and Analysis” section of this Proxy Statement, which discusses how our executive compensation policies implement our compensation philosophy, and the “Executive Compensation—Summary Compensation Table” section of this Proxy Statement, which contains tabular information and narrative discussion about the compensation of our Named Executive Officers and additional details about our executive compensation programs, including information about fiscal year 2019 compensation of our Named Executive Officers. The Compensation Committee and the NI Board of Directors believe that these policies are effective in implementing our compensation philosophy and in achieving its goals.
We are asking our stockholders to indicate their support for our executive compensation as described in this Proxy Statement. This Say-on-Pay proposal gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we are asking our stockholders to approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.
The Say-on-Pay vote is advisory, and therefore not binding on NI, the Compensation Committee or our Board of Directors. However, our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. The Say-on-Pay vote is conducted annually, and the next such vote will occur at the 2021 Annual Meeting of Stockholders.
Vote Required; Recommendation of the Board of Directors
Approval of NI’s executive compensation program requires the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote who are present, in person or by proxy, on the proposal.
The Board of Directors unanimously recommends a vote “FOR” the approval of the National Instruments Corporation's Executive Compensation Program, as described in this Proxy Statement.
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CODE OF ETHICS
In February 2012, NI’s Board of Directors adopted a Code of Ethics that applies to all directors and employees, including NI’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics incorporated several corporate policies which had been in effect since 1994. The Code of Ethics is available on NI’s website at www.ni.com/nati/corporategovernance/code_of_ethics.htm. NI intends to disclose future amendments to provisions of the Code of Ethics, or waivers of such provisions granted to executive officers, on NI’s website within four business days following the date of such amendment or waiver.
OTHER MATTERS
NI knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.
BY ORDER OF THE BOARD OF DIRECTORS
/s/ R. Eddie Dixon, Jr.
Secretary
Austin, Texas
March 24, 2020
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Exhibit A
NATIONAL INSTRUMENTS CORPORATION
2020 Equity Incentive Plan
(as approved by the Board of Directors, subject to stockholder approval)

NATIONAL INSTRUMENTS CORPORATION
2020 EQUITY INCENTIVE PLAN
1. Purposes of the Plan. The purposes of this Plan are:
•	to attract and retain the best available personnel for positions of substantial responsibility,
•	to provide incentives to individuals who perform services to the Company, and
•	to promote the success of the Company’s business.
The Plan permits the grant of Restricted Stock and Restricted Stock Units.
2. Definitions. As used herein, the following definitions will apply:
(a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.
(b) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.
(c) “Award” means, individually or collectively, a grant under the Plan of Restricted Stock or Restricted Stock Units.
(d) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.
(e) “Board” means the Board of Directors of the Company.
(f) “Cause” means (i) the commission of any act of fraud, embezzlement or theft by the Participant in connection with such Participant’s responsibilities as a Service Provider; (ii) conviction of, or a plea of “guilty” or “nolo contendere” to, a felony under the laws of the United States or any state thereof or a comparable offense under Applicable Laws for non-U.S. Service Providers; (iii) any unauthorized use or disclosure by Participant of proprietary information or trade secrets of the Company (or any Parent or Subsidiary); (iv) a willful act by Participant which constitutes misconduct and is materially injurious to the Company (or any Parent or Subsidiary); or (v) continued violations by Participant of Participant’s obligations to the Company after there has been delivered to the Service Provider a written demand for performance from the Company.
(g) “Change in Control” means the occurrence of any of the following events:
(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then outstanding voting securities; or
(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or
(iii) A change in the composition of the Board as a result of which fewer than a majority of the directors are Incumbent Directors; or
(iv) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.
A-1

(h) “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or Treasury Regulation thereunder will include such section or regulation, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
(i) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.
(j) “Common Stock” means the common stock of the Company.
(k) “Company” means National Instruments Corporation, a Delaware corporation, or any successor thereto.
(l) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary of the Company to render services to such entity.
(m) “Director” means a member of the Board.
(n) “Disability” shall have the meaning given it in the employment agreement of the Participant; provided, however, that if that Participant has no employment agreement, “Disability” shall mean, as determined by the Administrator in the sole discretion exercised in good faith of the Board, a physical or mental impairment of sufficient severity that either the Participant is unable to continue performing the duties he or she performed before such impairment or the Participant’s condition entitles him or her to disability benefits under any insurance or employee benefit plan of the Company or its Subsidiaries and that impairment or condition is cited by the Company as the reason for termination if the Participant ceases to be a Service Provider.
(o) “Employee” means any person, including Officers and Directors, employed by the Company or a Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.
(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(q) “Exchange Program” means a program under which outstanding Awards are surrendered or cancelled in exchange for Awards of the same type, a different type of award, and/or cash. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.
(r) “Fair Market Value” means, as of any date, the value of Common Stock as the Administrator may determine in good faith.
(s) “Fiscal Year” means the fiscal year of the Company.
(t) “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).
(u) “Non-Surviving Event” means an event of Restructuring as described in Section 2(dd)(ii).
(v) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(w) “Outside Director” means a Director who is not an Employee.
(x) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
(y) “Participant” means the holder of an outstanding Award.
(z) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.
(aa) “Plan” means this 2020 Equity Incentive Plan.
(bb) “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 6 of the Plan.
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(cc) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 7. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.
(dd) “Restructuring” means the occurrence of any one or more of the following:
(i) The merger or consolidation of the Company with any person, whether effected as a single transaction or a series of related transactions, with the Company remaining the continuing or surviving entity of that merger or consolidation and the Shares remaining outstanding and not changed into or exchanged for stock or other securities of any other person or of the Company, cash, or other property; or
(ii) The merger or consolidation of the Company with any person, whether effected as a single transaction or a series of related transactions, with (i) the Company not being the continuing or surviving entity of that merger or consolidation or (ii) the Company remaining the continuing or surviving entity of that merger or consolidation but all or a part of the outstanding Shares are changed into or exchanged for stock or other securities of any other person or the Company, cash, or other property.
(ee) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
(ff) “Section 16(b)” means Section 16(b) of the Exchange Act.
(gg) “Section 409A” means Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.
(hh) “Service Provider” means an Employee, Director or Consultant. The Administrator shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be a Service Provider and the effective date of such individual’s status as, or cessation of status as, a Service Provider. For purposes of an individual’s rights, if any, under the Plan as of the time of the Administrator’s determination, all such determinations by the Administrator shall be final, binding and conclusive.
(ii) “Share” means a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.
(jj) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
(kk) “Voting Securities” means any securities that are entitled to vote generally in the election of Directors, in the admission of general partners or in the selection of any other similar governing body.
3. Stock Subject to the Plan.
(a) Stock Subject to the Plan. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares that may be awarded and sold under the Plan is 4,500,000 plus (i) such number of Shares which have been reserved but not issued under the Company’s 2015 Equity Incentive Plan (the “2015 Plan”), the Company’s 2010 Incentive Plan (the “2010 Plan”) and the Company’s 2005 Incentive Plan (the “2005 Plan”) as of the date stockholders approve the Plan, and (ii) any Shares subject to awards under the Company’s 2015 Plan, 2010 Plan or 2005 Plan that, after the date stockholders approve the Plan, expire or otherwise terminate without having been vested in full or Shares issued under such plans that are forfeited to or repurchased by the Company due to failure to vest. Shares shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. The Shares may be authorized, but unissued, or reacquired Common Stock.
(b) Lapsed Awards. If an Award expires, is surrendered pursuant to an Exchange Program, is forfeited to or repurchased by the Company or otherwise terminates, the forfeited, repurchased or unissued Shares which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if unvested Shares of Restricted Stock are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the tax withholding obligations related to an Award or the purchase price of an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.
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(c) Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.
4. Administration of the Plan.
(a) Procedure.
(i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.
(ii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.
(iii) Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws. The Administrator may, in its discretion and to the extent permitted by Applicable Laws, delegate to a Committee, including but not limited to, a Committee comprised of one or more Officers, the authority to grant one or more Awards, without further approval of the Administrator, on such terms and conditions as the Administrator, in its discretion, deems appropriate. To the extent of any delegation by the Administrator, references to the Administrator in the Plan and any Award Agreement shall be deemed also to include reference to the applicable delegate(s).
(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:
(i) to determine the Fair Market Value;
(ii) to select the Service Providers to whom Awards may be granted hereunder;
(iii) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms may include, but are not limited to, performance goals applicable to an Award, which may differ from Participant to Participant and from Award to Award;
(iv) to approve forms of agreement for use under the Plan;
(v) to institute an Exchange Program;
(vi) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;
(vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws;
(viii) to modify or amend each Award (subject to Section 16(c) of the Plan);
(ix) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;
(x) to allow Participants to satisfy withholding tax obligations in such manner as prescribed in Section 12 of the Plan;
(xi) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award pursuant to such procedures as the Administrator may determine; and
(xii) to make all other determinations deemed necessary or advisable for administering the Plan.
(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.
(d) No Liability. Under no circumstances shall the Company, its Parent or Subsidiary companies, the Administrator, or the Board incur liability for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan or the Company’s, its Parent or Subsidiary companies’, the Administrator’s or the Board’s roles in connection with the Plan.
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5. Eligibility. Restricted Stock and Restricted Stock Units may be granted to Service Providers.
6. Restricted Stock.
(a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.
(b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.
(c) Transferability. Except as provided in this Section 6, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.
(d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.
(e) Removal of Restrictions. Except as otherwise provided in this Section 6, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its sole discretion, may reduce or waive any restrictions for such Award and may accelerate the time at which any restrictions will lapse or be removed.
(f) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise any voting rights with respect to those Shares, unless the Administrator determines otherwise.
(g) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive any cash dividends paid with respect to such Shares, unless the Administrator determines otherwise. During the Period of Restriction, if dividends or distributions are paid in Shares, Service Providers holding Shares of Restricted Stock will be entitled to such dividends or distributions. The Shares received pursuant to any such dividend or distribution will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were issued.
(h) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.
7. Restricted Stock Units.
(a) Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in writing or electronically of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units and the form of payout, which, subject to Section 7(d), may be left to the discretion of the Administrator.
(b) Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion.
(c) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout and may accelerate the time at which any restrictions will lapse or be removed.
(d) Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof.
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(e) Cancellation. On the date set forth in the Restricted Stock Unit Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.
8. Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise and except as required by Applicable Laws, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary.
9. Outside Director Limitations. No Outside Director may be granted, in any Fiscal Year, Awards covering more than 20,000 Shares. Any Awards provided to an individual for his or her services as an Employee, or for his or her services as a Consultant other than an Outside Director, will be excluded for purposes of this Section 9.
10. Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.
11. Adjustments; Dissolution or Liquidation; Merger or Change in Control.
(a) Adjustment of Awards and Authorized Shares. The terms of an Award and the number of Shares authorized pursuant to Section 3 for issuance under the Plan and the numerical Share limit set forth in Section 9 shall be subject to adjustment from time to time, in accordance with the following provisions:
(i) If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a stock split, by the issuance of a distribution on Shares payable in Shares, or otherwise) the number of Shares then outstanding into a greater number of Shares, then (i) the maximum number of Shares available for the Plan as provided in Section 3 and the numerical Share limit set forth in Section 9 shall be increased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (ii) the number of Shares (or other kind of shares or securities) that may be acquired under any Award shall be increased proportionately, and (iii) the price, if any, for each Share (or other kind of shares or securities) subject to then outstanding Awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.
(ii) If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, reverse stock split, or otherwise) the number of Shares then outstanding into a lesser number of Shares, then (i) the maximum number of Shares available for the Plan as provided in Section 3 and the numerical Share limit set forth in Section 9 shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (ii) the number of Shares (or other kind of shares or securities) that may be acquired under any Award shall be decreased proportionately, and (iii) the price, if any, for each Share (or other kind of shares or securities) subject to then outstanding Awards shall be increased proportionately, without changing the aggregate purchase price, if any, or value as to which outstanding Awards remain exercisable or subject to restrictions.
(iii) Whenever the number of Shares subject to outstanding Awards and the price, if any, for each Share subject to outstanding Awards are required to be adjusted as provided in this Section 11(a), the Administrator shall promptly prepare a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in price and the number of Shares, other securities, cash, or property purchasable subject to each Award after giving effect to the adjustments. The Administrator shall promptly give each Participant such a notice.
(iv) Adjustments under Sections 11(a)(i) and 11(a)(ii) shall be made by the Administrator, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding, and conclusive. No fractional interest shall be issued under the Plan on account of any such adjustments.
(v) Except as set forth in Sections 11(a)(i) and 11(a)(ii), in the event that any dividend or other distribution (whether in the form of Shares, other securities, or other property), recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the
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Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, may (in its sole discretion) adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limit set forth in Section 9.
(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction.
(c) Change in Control. In the event of a Change in Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that each Award be assumed or an equivalent right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. The Administrator will not be required to treat all Awards similarly in the transaction. Notwithstanding the foregoing, in the event that the successor corporation does not assume or substitute for the Award, the restriction period of any Award of Restricted Stock or Restricted Stock Units shall immediately be accelerated and the restrictions shall expire, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.
Following such assumption or substitution in connection with a Change in Control, if a Participant’s status as Service Provider is terminated without Cause within twenty four (24) months following the Change in Control, then the restriction period of any Award of Restricted Stock or Restricted Stock Units shall immediately be accelerated and the restrictions shall expire, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.
If a Change in Control involves a Restructuring or occurs in connection with a series of related transactions involving a Restructuring and if such Restructuring is in the form of a Non-Surviving Event and as a part of such Restructuring, stock, other securities, cash, or property shall be issuable or deliverable in exchange for Shares, then the Participant shall be entitled to purchase or receive (in lieu of the Shares that the Participant would otherwise be entitled to purchase or receive), as appropriate for the form of Award, the number of shares, other securities, cash, or property to which that number of Shares would have been entitled in connection with such Restructuring.
Notwithstanding anything in this Section 11(c) to the contrary, if a payment under an Award Agreement is subject to Section 409A of the Code and if the change in control definition contained in the Award Agreement or other agreement related to the Award does not comply with the definition of “change in control” for purposes of a distribution under Code Section 409A, then any payment of an amount that is otherwise accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Code Section 409A without triggering any penalties applicable under Code Section 409A.
(d) Restructuring Without a Change in Control. In the event a Restructuring shall occur at any time while there is any outstanding Award hereunder and that Restructuring does not occur in connection with a Change in Control or a series of related transactions involving a Change in Control, then:
(i) the restriction period of any Award of Restricted Stock or Restricted Stock Units shall not immediately be accelerated, and the restrictions shall not expire, merely because of the occurrence of the Restructuring; and
(ii) at the option of the Administrator, the Administrator may (but shall not be required to) cause the Company to take any one or more of the following actions:
(1) accelerate in whole or in part the expiration of some or all of the restrictions on any Restricted Stock Award;
(2) if the Restructuring is in the form of a Non-Surviving Event, cause the surviving entity to assume in whole or in part any one or more of the outstanding Awards upon such terms and provisions as the Administrator deems desirable; or
(3) redeem in whole or in part any one or more of the outstanding Awards (whether or not then exercisable) in consideration of a cash payment, as such payment may be reduced for tax withholding obligations in an amount equal to the Fair Market Value, determined as of the date immediately preceding the consummation of the Restructuring, of the aggregate number of Shares subject to the Award and as to which the Award is being redeemed.
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The Company shall promptly notify each Participant of any election or action taken by the Company under this Section 11(d). In the event of any election or action taken by the Company pursuant to this Section 11(d) that requires the amendment or cancellation of any Award Agreement as may be specified in any notice to the Participant thereof, that Participant shall promptly deliver that Award Agreement to the Company in order for that amendment or cancellation to be implemented by the Company and the Administrator. The failure of the Participant to deliver any such Award Agreement to the Company as provided in the preceding sentence shall not in any manner affect the validity or enforceability of any action taken by the Company and the Administrator under this Section 11(d), including without limitation any redemption of an Award as of the consummation of a Restructuring. Any cash payment to be made by the Company pursuant to this Section 11(d) in connection with the redemption of any outstanding Awards shall be paid to the Participant thereof currently with the delivery to the Company of the Award Agreement evidencing that Award; provided, however, that any such redemption shall be effective upon the consummation of the Restructuring notwithstanding that the payment of the redemption price may occur subsequent to the consummation. If all or any portion of an outstanding Award is to be accelerated upon or after the consummation of a Restructuring that does not occur in connection with a Change in Control and is in the form of a Non-Surviving Event, and as a part of that Restructuring shares of stock, other securities, cash, or property shall be issuable or deliverable in exchange for Shares, then the Participant shall thereafter be entitled to purchase or receive (in lieu of the number of Shares that the Participant would otherwise be entitled to purchase or receive) the number of shares of stock, other securities, cash, or property to which such number of Shares would have been entitled in connection with the Restructuring and such Award shall be subject to adjustments that shall be as nearly equivalent as may be practical to the adjustments provided for in this Section 11.
(e) Notice of Restructuring. The Company shall attempt to keep all Participants informed with respect to any Restructuring or of any potential Restructuring to the same extent that the Company’s stockholders are informed by the Company of any such event or potential event.
12. Tax
(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).
(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the amount required to be withheld, (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld, provided the delivery of such Shares will not result in any adverse accounting consequences as the Administrator determines in its sole discretion, or (d) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.
(c) Compliance With Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A.
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13. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.
14. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.
15. Term of Plan. Subject to Section 19 of the Plan, the Plan will become effective upon approval of the Plan by the stockholders of the Company at the 2020 annual stockholder meeting. It will continue in effect until the Company’s annual stockholder meeting in 2025, but in no event beyond December 31, 2025, unless terminated earlier under Section 16 of the Plan.
16. Amendment and Termination of the Plan.
(a) Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.
(b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.
(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
17. Conditions Upon Issuance of Shares.
(a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.
(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
18. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.
19. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.
20. Forfeiture Events. The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to the reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Notwithstanding any provisions to the contrary under this Plan, an Award will be subject to the Company’s clawback policy as may be established and/or amended from time to time (the “Clawback Policy”). The Administrator may require a Participant to forfeit, return or reimburse the Company all or a portion of the Award and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with Applicable Laws.
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NATIONAL INSTRUMENTS CORPORATION
11500 NORTH MOPAC EXPRESSWAY
AUSTIN, TX 78759

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E99681-P36151 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NATIONAL INSTRUMENTS CORPORATION

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Michael E. McGrath
02) Alexander M. Davern

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

NOTE: If any other matters properly come before the meeting or any adjournment of the meeting, the person(s) named as proxie(s) will vote in their discretion.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

E99682-P36151

PROXY
NATIONAL INSTRUMENTS CORPORATION
2020 Annual Meeting of Stockholders
May 5, 2020
This proxy is solicited on behalf of the Board of Directors

The undersigned stockholder of NATIONAL INSTRUMENTS CORPORATION, a Delaware corporation ("NI"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 24, 2020, and the 2019 Annual Report to Stockholders and hereby appoints Michael E. McGrath and Eric H. Starkloff, and each of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2020 Annual Meeting of Stockholders of NATIONAL INSTRUMENTS CORPORATION to be held on May 5, 2020 at 9:00 AM CDT, at www.virtualshareholdermeeting.com/NATI2020, and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE ELECTION OF EACH OF MICHAEL E. MCGRATH AND ALEXANDER M. DAVERN TO THE BOARD OF DIRECTORS; "FOR" THE APPROVAL OF THE NATIONAL INSTRUMENTS CORPORATION 2020 EQUITY INCENTIVE PLAN; "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS NATIONAL INSTRUMENTS CORPORATION'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020; "FOR" THE ADVISORY (NON-BINDING) APPROVAL OF THE NATIONAL INSTRUMENTS CORPORATION'S EXECUTIVE COMPENSATION PROGRAM; AND AS SAID PROXIES DEEM ADVISABLE, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

Continued and to be signed on reverse side